Exhibit 10.47

HOTEL PURCHASE AND SALE AGREEMENT

THIS HOTEL PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of January 13, 2014 (the “Effective Date”), by and between CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o Fremont Realty Capital, L.P., 199 Fremont Street, San Francisco, CA 94105 (“Seller”), and SOTHERLY HOTELS INC., a Maryland corporation, having an address at 410 West Francis Street, Williamsburg, VA 23185 (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of the fee simple interest in that certain real property (the “Land”) located in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described on Exhibit A-1, attached hereto and made a part hereof, and that certain hotel located on the Land, and currently known as the “The Georgian Terrace,” together with all other buildings and improvements located on the Land, including without limitation, the parking garage, and all fixtures therein (all such property, together with all of Seller’s right, title and interest in and to the Property (as such term is defined on Exhibit A-2, attached hereto and made a part hereof), is hereafter referred to as, collectively, the “Hotel”); and

WHEREAS, Buyer desires to purchase and Seller desires to sell to Buyer all of Seller’s right, title, and interest in and to the Hotel.

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants, and agreements herein contained, the parties hereto agree as follows:

Section 1. Definitions. Seller and Buyer hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed thereto in Exhibit A-2 attached hereto and made a part hereof or as otherwise set forth herein. Seller and Buyer hereby further agree that the following terms shall have the following definitions in this Agreement:

(a) “Alleyway Parcel”: That certain real property located in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described on Exhibit A-3, attached hereto and made a part hereof.

(b) “ATM Agreement”: That certain ATM Cash Dispenser Location Agreement, dated as of January 28, 2011, by and between American Consumer Financial Network and Georgian Terrace Hotel, as such may have been amended from time to time.

(c) “Business Day”: Any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in Atlanta, Georgia.

(d) “Closing”: As defined in Section 8.1.

(e) “Closing Conditions”: As defined in Section 8.2.

(f) “Closing Date”: As defined in Section 8.1.

(g) “Closing Statement”: As defined in Section 8.3(e).

(h) “Code”: Internal Revenue Code of 1986, as amended, modified or supplemented from time to time.

(i) “Conveyance Documents”: As defined in Section 8.3.

(j) “Cut-Off Time”: 12:01 a.m. (Eastern Time) on the morning of the Closing Date.

(k) “Earnest Money”: As defined in Section 4.1.

(l) “Equipment Leases”: Those equipment leases with respect to equipment located at, or used in connection with, the Hotel which are listed on Exhibit D attached hereto and made a part hereof.

(m) “Escrow Agent”: Metropolitan Title Insurance Agency, Inc., 1820 The Exchange, Suite 550, Atlanta, Georgia 30339.

(n) “Existing Construction Contract”: That certain Elevator Modernization Proposal for the Georgian Terrace Hotel, Atlanta, Georgia, dated as of June 15, 2012, prepared for John Johnson, by Fujitec America, Inc., and entered into by and among Bill Dehlman, as sales manager, Seller and Fujitec America, Inc. for work to be performed to the elevators located on the Property.

(o) “Governmental Authority”: Any federal, state, city, county or other governmental or quasi-governmental department, entity, authority, commission, board, bureau, court or agency, or any instrumentality of any of the foregoing.

(p) “Hotel”: As defined in the Recitals.

(q) “Inventory”: All merchandise, goods, materials and supplies owned by Seller and used or intended for use at, or held for sale in connection with, the business of the Hotel, including, without limitation, (i) food and liquor in unbroken packages, (ii) raw and uncooked food, beverages, and other saleable merchandise stored, (iii) reserve stocks of operating supplies not in use, (iv) engineering and maintenance supplies, and (v) housekeeping supplies.

(r) “Legal Requirement”: Any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, authorization, covenant, condition, restriction or agreement, or other direction or requirement of any Governmental Authority, which pertains to the Property or any portion thereof or to the ownership, use, operation, maintenance, possession, construction, reconstruction, repair or alteration of the Property or any portion thereof.

(s) “Management Agreement”: That certain Hotel Management Agreement between Seller and Crescent Hotels & Resorts, LLC dated as of January 2, 2008, as such may have been amended from time to time.

(t) “Manager”: Crescent Hotels & Resorts LLC, a Delaware limited liability company.

(u) “Permits”: All licenses, permits, certificates and other approvals issued or granted by any Governmental Authority and owned by Seller (to the extent such Permits pertain to the Hotel), including those secured for Seller by Manager and used in or relating to the ownership, occupancy or operation of the Hotel (but specifically excluding any and all permanent or temporary liquor licenses associated with the Hotel issued in the name of Seller or Manager), and in each instance as described above, which are capable of assignment by Seller or Manager to Buyer in accordance with the provisions of this Agreement.

(v) “Preferred Hotel Group Agreement”: That certain Summit Hotels & Resorts Contract between Seller and Preferred Hotel Group, Inc. (d/b/a Summit Hotels & Resorts), with a commencement date of December 28, 2011, as such may have been amended from time to time.

(w) “Rejected Service Contracts”: As defined in Section 10.7.

(x) “Reports”: As defined in Section 5.3.

(y) “Seller’s Broker”: As defined in Section 15.4(a).

(z) “Service Contracts”: The service, supply, maintenance and other contracts to which Seller or Manager is a party, which are listed on Exhibit B attached hereto and made a part hereof.

(aa) “Sixt Agreement”: That certain Concession Agreement between Seller and Sixt Rent A Car, LLC, dated as of March 11, 2013, as such may have been amended from time to time.

(bb) “Terminated Contracts”: Means, collectively, the Management Agreement and the Rejected Service Contracts.

(cc) “Title Company”: Commonwealth Land Title Insurance Company, acting by and through its agent, Metropolitan Title Insurance Agency, Inc., 1820 The Exchange, Suite 550, Atlanta, Georgia 30339, Attention: Ray Zemanek, or a national title insurance company selected by Buyer.

(dd) “Title Policy”: As defined in Section 8.2(b)(ix).

(ee) “Withholding Certificate”: A certificate of Seller in form and substance satisfactory to Seller and as required by Georgia law to avoid or address the withholding of any state income tax upon the sale of real property.

Section 2. Agreement of Sale and Purchase. Seller agrees to sell, transfer, convey and assign to Buyer, and Buyer agrees to purchase, accept and assume from Seller, upon the terms and conditions set forth in this Agreement, all of the Property, which Property includes any and all personal property owned by Seller which is, in each case, currently used or purchased and used prior to the Closing in operating the Hotel. Buyer acknowledges and agrees that, except for Seller’s representations and warranties expressly set forth herein, Buyer is purchasing the Property in its “AS-IS, WHERE IS” condition “WITH ALL FAULTS” as of the Closing Date without any warranties, representations, or guarantees as to its condition (including, without limitation, environmental condition), fitness for any particular purpose, merchantability or any other warranty of any kind, nature or type whatsoever from or on behalf of Seller, except to the extent specifically set forth in this Agreement.

Section 3. Purchase Price.

3.1. The consideration for the purchase of the Hotel shall be SIXTY-ONE MILLION AND NO/100 DOLLARS ($61,000,000.00) (the “Purchase Price”), which shall be paid by Buyer (through Escrow Agent) to Seller at the Closing in immediately available funds by wire transfer to such account or accounts that Seller shall designate in writing to Buyer and Escrow Agent at least two (2) Business Days prior to the Closing Date; provided, however, that such amount shall be reduced by the Earnest Money and adjusted for Closing adjustments and credits as provided for in Section 9 below and elsewhere in this Agreement.

3.2. No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement.

3.3. Seller and Buyer agree that the Purchase Price shall be allocated among the Land and Property as determined by agreement of the parties prior to the Closing for U.S. federal, state and local tax purposes in accordance with Section 1060 of the Code. Buyer shall, within ten (10) days after the Effective Date, prepare and deliver to Seller for its review a schedule allocating the Purchase Price (and any other items that are required for U.S. federal income tax purposes to be treated as part of the Purchase Price) among the Land and Property (such schedule, the “Allocation”). Seller shall review such Allocation and provide any objections to Buyer within ten (10) days after the receipt thereof. If Seller raises any objection to the Allocation, then the parties hereto will negotiate in good faith to resolve such objection(s). Upon reaching an agreement on the Allocation, Buyer and Seller shall (a) cooperate in the filing of any forms (including Form 8594 under Section 1060 of the Code) with respect to the Allocation as finally resolved, including any amendments to such forms required pursuant to this Agreement with respect to any adjustment to the Purchase Price and (b) shall file all U.S. federal, state and local tax returns and related tax documents consistent with such Allocation, as the same may be adjusted pursuant to this Agreement. Notwithstanding the foregoing to the contrary, if, after negotiating in good faith, the parties hereto are unable to agree on a mutually satisfactory Allocation, then each of Buyer and Seller shall use its own allocation for purposes of this Section 3.3.

3.4. Buyer and Seller acknowledge and agree that TIME IS OF THE ESSENCE with respect to the performance by the parties of their respective obligations set forth in this Agreement on the Closing Date.

3.5. Buyer expressly agrees and acknowledges that Buyer’s obligations hereunder are not in any way conditioned upon or qualified by Buyer’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt financing or equity investment, or otherwise) to consummate the purchase of the Property contemplated hereby.

Section 4. Earnest Money.

4.1. Within two (2) Business Days of the Effective Date (the “Deposit Date”), Buyer shall deposit with Escrow Agent cash in an amount equal to One Million AND No/100 DOLLARS ($1,000,000.00) (together with all accrued interest thereon, the “Earnest Money”) in immediately available funds by wire transfer to such account as Escrow Agent shall designate to Buyer. The Earnest Money shall be nonrefundable to Buyer except as otherwise expressly provided in this Agreement. If the Earnest Money is not deposited by Buyer by 5:00 p.m. Eastern Time on the Deposit Date, Seller shall have the right, in Seller’s sole and absolute discretion, upon written notice to Buyer delivered prior to Buyer’s deposit of the Earnest Money with Escrow Agent, to terminate this Agreement, whereupon neither party hereto shall have any further rights or obligations hereunder except for those that expressly survive the termination of this Agreement.

4.2. Within two (2) Business Days following Escrow Agent’s receipt of the Earnest Money, Escrow Agent shall deposit and hold the Earnest Money in escrow in an interest-bearing bank account at a federally insured, nationally recognized, money center banking institution until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 4.2. Seller and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer the Earnest Money into and out of such bank account. At the Closing, the Earnest Money shall be paid by Escrow Agent to, or at the direction of, Seller, and Buyer shall receive a credit towards the Purchase Price for the Earnest Money. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall, within one (1) Business Day following receipt of such notice give written notice to the other party of such demand. If Escrow Agent does not receive a written objection within ten (10) Business Days after such party’s actual receipt of such notice, then Escrow Agent shall be authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) Business Day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, then Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, Escrow Agent shall have the right at any time to interplead any disputed portion of the Earnest Money into court. Escrow Agent shall give written notice of such deposit into court to Seller and Buyer. Upon such deposit into court Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

4.3. The parties acknowledge and agree that:

(a) Escrow Agent is acting solely as a stakeholder at the parties’ request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties;

(b) Escrow Agent shall not be liable to Buyer or Seller for any act or omission on its part, other than for its gross negligence or willful misconduct;

(c) The selection of Wells Fargo Bank, N.A., whose address is 360 Interstate North Parkway, Atlanta, Georgia 30339 (the “Depository”) is approved by the parties as the depository for the Earnest Money;

(d) The parties have had the opportunity to make independent inquiry of the Depository, or have waived the opportunity to do so, and Escrow Agent shall have no liability in the event of the failure, insolvency or inability of the Depository to pay the Earnest Money (including accrued interest thereon) upon demand for withdrawal;

(e) The parties are familiar with the Federal Deposit Insurance Corporation’s limitations on insured payments made on accounts in excess of $250,000 and the cumulative effect of other accounts held or owned by the parties in the Depository;

(f) Except as specifically set forth in this Agreement, Escrow Agent is prohibited from withdrawing all or any portion of the Earnest Money (including accrued interest thereon); and

(g) Escrow Agent shall have no liability for any levies by taxing authorities based upon the taxpayer identification number used to establish the interest-bearing account at the Depository for the Earnest Money.

4.4. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees and disbursements incurred in connection with the performance of Escrow Agent’s duties hereunder.

4.5. Escrow Agent has acknowledged its agreement to these provisions by executing this Agreement in the place indicated following the signatures of Seller and Buyer.

Section 5. Due Diligence.

5.1. Subject to the terms and conditions of this Agreement and that certain Inspection Agreement, dated as of January 6, 2014, by and between Buyer and Seller (the “Access and Indemnity Agreement”), Buyer shall have a period (the “Due Diligence Period”), expiring at 5:00 p.m. Eastern Time on February 21, 2014 to, in good faith, perform and complete, at Buyer’s sole cost and expense, its due diligence review, examination and inspection of all matters relating to Buyer’s acquisition of the Land and Property, including, without limitation, the review of any title reports, title commitments and surveys of the Land, the Property, the Leases, the Equipment Leases, the Service Contracts, and any and all other documents evidencing or relating to or otherwise constituting a part of the Hotel, and all financial and title information in respect of the Hotel and the operation and management thereof, and the performance of any and all physical inspections and environmental studies and property condition reports of the Hotel which Buyer deems prudent to conduct (all of the foregoing being herein referred to as “Buyer’s Due Diligence”). Buyer acknowledges and agrees that Manager may, in its sole discretion, require Buyer to enter into a confidentiality agreement or other similar agreement prior to providing any confidential information of Manager requested by Buyer as part of Buyer’s Due Diligence, and if so required, Buyer shall enter into such Manager confidentiality agreement.

In the event Buyer’s Due Diligence, or any part thereof, is unsatisfactory to Buyer, in its sole, but good faith discretion, this Agreement may be terminated by Buyer by delivering written notice to Seller and Escrow Agent on or prior to the expiration of the Due Diligence Period (the “Due Diligence Termination Notice”), in which event Escrow Agent shall disburse the entire Earnest Money to Buyer, and, upon such disbursement, this Agreement shall automatically terminate, and shall be deemed null and void and of no further force or effect, and neither party shall have any rights or obligations against or to the other except those which expressly survive such termination. If Buyer fails to deliver the Due Diligence Termination Notice to Seller and Escrow Agent on or prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have accepted the results of Buyer’s Due Diligence, this Agreement shall remain in full force and effect in accordance with its terms and conditions, and the Earnest Money shall become nonrefundable to Buyer and the sole property of Seller. It is understood and agreed that TIME SHALL BE OF THE ESSENCE with respect to the giving of the Due Diligence Termination Notice.

5.2. During the Due Diligence Period, Seller shall, to the extent such documents or information are in Seller’s possession, deliver (via physical delivery or by providing access to a so-called “electronic diligence site” or otherwise make reasonably available to Buyer) or make available to Buyer and its representatives for inspection at the Hotel or at the office of Seller or Manager, certain information or documents reasonably requested by Buyer, as Buyer may reasonably determine to be necessary or appropriate, in order to facilitate Buyer’s Due Diligence efforts.

5.3. Buyer shall give Seller at least two (2) Business Days prior written notice of Buyer’s request to enter the Hotel, which notice shall include evidence of Buyer’s property damage and liability insurance policies in form and amounts reasonably acceptable to Seller. Buyer shall at all times conduct Buyer’s Due Diligence in compliance with applicable law and the terms of the agreements encumbering the Hotel, in a manner so as not to unreasonably disturb Manager or any guests or tenants or other occupants and/or invitees of the Hotel in any respects, and/or cause damage, loss, cost or expense to Seller, Manager, the Hotel or tenants or guests or other occupants and/or invitees of the Hotel. Further, without interference with or disturbance of the then use, management, operation and enjoyment of the Hotel (as applicable) by any such parties in any respects; Buyer (a) shall promptly restore the Hotel to its condition immediately preceding Buyer’s inspection and examination thereof; (b) shall keep the Hotel free and clear of any mechanics’ liens or materialmans’ liens in connection with Buyer’s Due Diligence; (c) unless waived by Seller, shall at all times be accompanied by a representative of Seller when at the Hotel; (d) shall not contact Manager, any guests or tenants or other occupants or invitees of the Hotel, or any Governmental Authority (except to obtain a standard third party zoning report) having jurisdiction over the Hotel without Seller’s prior express written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer (i) subject to the provisions of any confidentiality agreement that Manager may require Buyer to enter into prior to making such contact, may contact and make inquiry of the Hotel’s General Manager, Controller, Director of Sales, Director of Engineering, Director of Food and Beverage and Human Resources Director, (ii) may review or examine any public records or files with respect to the Hotel and (iii) may contact and make inquiry of any Governmental Authority or official, provided that the Hotel (or any part thereof, including without limitation, the Hotel) is not identified nor can reasonably be identified during such contact; and (e) shall, unless and until the

Closing occurs, keep all information obtained by Buyer in connection with Buyer’s Due Diligence, including without limitation, all Reports, confidential in accordance with the provisions hereof. Notwithstanding the foregoing, Buyer shall be permitted to discuss all information it obtains in connection with its Due Diligence, including without limitation, all Reports with its attorneys, potential lenders, and consultants provided all parties keep the information confidential in accordance with the provisions hereof. In the event that Closing does not occur hereunder for any reason, at the written request of Seller, Buyer shall, to the extent not prohibited by Buyer’s agreements with the providers of such Reports, provide Seller with copies of any engineering property condition assessment reports, third party environmental reports and the third party MAI appraisal reports (collectively, the “Reports”), if any, commissioned and received by Buyer in connection with Buyer’s Due Diligence. Unless and until the Closing occurs, Buyer shall keep the Reports confidential in accordance with this Agreement. The provisions of this Section 5.3 and the obligations of Seller and Buyer hereunder shall survive the termination of this Agreement.

5.4. Buyer shall not, and shall not permit its employees, consultants, representatives, engineers agents, affiliates, successors or assigns to conduct any soil tests or sampling or any boring, digging, drilling or other physical intrusion or destructive testing of the Land and/or any of the Improvements (collectively, “Testing”), except at reasonable times and with the prior written consent of Seller, which consent may be withheld or conditioned at Seller’s reasonable discretion. Upon completion of any Testing, Buyer shall, at Buyer’s sole cost and expense, promptly restore the Hotel to its condition existing prior to the commencement of such Testing. Buyer hereby agrees to protect, defend, indemnify and hold harmless Seller, Manager and their affiliates and direct and indirect owners, and their respective employees, agents, representatives, successors and assigns from and against any and all liabilities, actions, suits, mechanics’ liens, materialmans’ liens, judgments, losses, costs, damages, expenses (including, without limitation, reasonable attorneys’ fees and expenses), claims and demands of any nature whatsoever (except to the extent of the discovery or identification of existing conditions or liabilities) suffered or incurred by or made against Seller, Manager and their affiliates and direct and indirect owners, and their respective employees, agents, representatives, successors and assigns, arising out of or in any way relating to the acts or omissions of Buyer or its affiliates and their respective employees, consultants, representatives, engineers agents, successors or assigns in conducting Buyer’s Due Diligence, any Testing or any other activities by or on behalf of Buyer. The provisions of this Section 5.4 and the obligations of Buyer hereunder shall survive the Closing or the earlier termination of this Agreement.

Section 6. Title and Survey.

6.1. Title Objections. At any time during the Due Diligence Period, Buyer may notify Seller in writing (the “Title Objection Notice”) of any objections Buyer may have to Seller’s title to the Hotel disclosed by any title report obtained by Buyer from the Title Company or any matters disclosed by any survey of the Land and Improvements obtained by Buyer (collectively, the “Title Objections”), which notice shall also include a copy of such title report and survey. Subject to the provisions of Section 6.2 below, any item contained in the title report or in the survey to which Buyer does not object during the Due Diligence Period shall be deemed acceptable to Buyer (collectively, the “Agreed Exceptions”). If Buyer shall timely provide the Title Objection Notice to Seller, then Seller may elect to cure such objections, including without limitation, by endorsement or other title insurance action, by providing written notice thereof to Buyer (the “Title Objection Response”) within seven (7) days of Seller’s receipt of the Title Objection Notice. If Seller is unable to or elects not to satisfy Buyer’s objections, then Buyer may terminate this Agreement as provided in Section 5.1 above, by providing written notice of such termination within five (5) days of Buyer’s receipt of the Title Objection Response. If Seller has made an offer to Buyer to cure any Title Objection made by Buyer, which has been accepted by Buyer, Seller shall use its reasonable efforts to so cure said Title Objection on or prior to Closing, but shall not be in default hereunder for Seller’s failure to do so. In the event that Seller is unable to so cure said Title Objection on or prior to the Closing, then Buyer may terminate this Agreement by delivering written notice of such termination to Seller and Escrow Agent, in which event Escrow Agent shall disburse the entire Earnest Money to Buyer, and, upon such disbursement, this Agreement shall automatically terminate, and shall be deemed null and void and of no further force or effect, and neither party shall have any rights or obligations against or to the other except those which expressly survive such termination.

6.2. “Gap” Defects. If, following the approval of the state of title, any updates of the title report or surveys from time to time disclose any additional exceptions to title or survey defects or other matters (“Additional Title Matters”) not previously disclosed during the Due Diligence Period, which Additional Title Matters are not acceptable to Buyer, in Buyer’s reasonable discretion, then Buyer shall have the right to make additional objections to Seller until the earlier of (a) two (2) Business Days after receipt of such updated title report or survey (as the case may be) which discloses the Additional Title Matters or (b) the day before Closing, in which case Seller may elect to cure such Additional Title Matters to which Buyer has so objected. Seller shall be entitled to extend the Closing Date for up to thirty (30) days to respond to such objections; provided, that, Buyer shall have all of the rights set forth in Section 6.1 above in the event that Buyer, in Buyer’s sole discretion, is not satisfied with the results of any cure efforts by Seller, or Seller is unable to or elects not to satisfy Buyer’s objections,

6.3. Acceptance of Title. Buyer expressly acknowledges and agrees that Seller has not made and shall not make any representations or warranties of title with respect to the Hotel and that Buyer’s obligations hereunder are not in any way conditioned upon or qualified in any manner by the removal or discharge of any encumbrances or liens affecting the Hotel (except as otherwise expressly provided for in Section 6.1 and Section 6.2 above and Section 6.4 below).

6.4. Permitted Exceptions. Subject to the other provisions of this Section 6.4, except as approved by Buyer in writing, the Hotel shall be conveyed subject to the following matters, which are collectively hereinafter referred to as the “Permitted Exceptions”:

(a) the Agreed Exceptions and any Additional Title Matters acceptable to Buyer;

(b) any matters contained in a Title Objection or any Additional Title Matters not acceptable to Buyer which, subject to Buyer’s right to terminate this Agreement pursuant Section 6.1 or Section 6.2 above, Seller has elected not to cure;

(c) matters affecting the condition of title to the Hotel created by or with the written consent of Buyer; and

(d) all real estate taxes and assessments not yet due and payable as of the Closing Date.

Notwithstanding the foregoing provisions of this Section 6.4 to the contrary, if, at the Closing, the Hotel is subject to any mortgages, unpaid real estate taxes attributable to the period prior to the Closing, or any liens or other encumbrances which are in a liquidated amount which may be satisfied by the payment of money and which are the result of the affirmative acts of Seller to encumber the Hotel after the Due Diligence Period, then Seller shall be obligated to pay the same.

Section 7. Representations and Warranties; Interim Operation.

7.1. Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:

(a) Seller’s Existence. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State of Georgia.

(b) Authority.

(i) Seller has full power and authority to sell the Hotel and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement are within Seller’s capacity and all requisite action has been taken to make this Agreement valid and binding on Seller in accordance with its terms.

(c) No Legal Bar. The execution by Seller of this Agreement and the consummation by Seller of the transaction contemplated hereby does not and on the Closing Date will not (i) result in any material breach of or default under any indenture, agreement, instrument or obligation to which Seller is a party or which affects all or any portion of the Hotel, or (ii) to Seller’s knowledge, constitute a violation in any material respect of any Legal Requirement.

(d) No Consents. Except for the approval of Governmental Authorities in connection with the transfer of the Licenses and Permits, to Seller’s knowledge, no consent, license, approval, order, permit or authorization of any court, administrative agency or commission is required to be obtained in connection with Seller’s execution and performance of this Agreement. This representation is not intended to and shall not be deemed to include any liquor licenses required in order to serve alcoholic beverages at the Hotel.

(e) Litigation. To Seller’s knowledge, except as described on Exhibit C attached to and made a part hereof, there are no actions, suits, proceedings (including condemnation proceedings), arbitrations, investigations or other legal, administrative or other proceedings pending or, to Seller’s knowledge, threatened against Seller that (i) seeks restraint, prohibition, damages or other relief in connection with this Agreement or Seller’s authority to convey the Hotel, or (ii) would delay consummation of the transactions contemplated hereby.

(f) Service Contracts. To Seller’s knowledge, the Service Contracts described on Exhibit B attached hereto and made a part hereof comprise all of the service contracts which affect the ownership, maintenance, operation, provisioning or equipping of the Hotel, other than the Management Agreement, the Existing Construction Contract, the Equipment Leases, the ATM Agreement, the Preferred Hotel Group Agreement or the Sixt Agreement. Seller shall provide, or shall request that Manager provide, true, correct and complete copies of all Service Contracts (other than the Management Agreement), including, without limitation, the Existing Construction Contract, the Equipment Leases, the ATM Agreement, the Preferred Hotel Group Agreement and the Sixt Agreement to Buyer within five (5) Business Days following the Effective Date.

(g) Leases; Equipment Leases. Other than the Sixt Agreement, the ATM Agreement and various month-to-month parking agreements with respect to the parking garage located at the Hotel, there are no Leases that affect any portion of the Land or the Improvements. To Seller’s knowledge, the Equipment Leases described on Exhibit D attached hereto and made a part hereof comprise all of the equipment leases that affect any portion of the Land or the Improvements. To Seller’s knowledge, neither Seller nor any tenant is in default in any material respect under the Sixt Agreement, the ATM Agreement or any of the Equipment Leases. True, correct and complete copies of the Sixt Agreement, the ATM Agreement and all of the Equipment Leases have been delivered by Seller to Buyer prior hereto or contemporaneously herewith, or shall be delivered by Seller or Manager within five (5) Business Days following the Effective Date.

(h) Permits; Liquor License.

(i) To Seller’s knowledge, the Permits described on Exhibit E attached hereto and made a part hereof comprise all of the Permits which are required for the continued use, occupancy and/or operation of the of the Hotel. Except as may be otherwise specified on Exhibit E, to Seller’s knowledge, (y) the Permits are in full force and effect, and have not expired, lapsed, terminated or been revoked, and (z) no violation of any Permit exists. Seller shall provide, or shall request that Manager provide, true, correct and complete copies of all Permits to Buyer within five (5) Business Days following the Effective Date.

(ii) To Seller’s knowledge, Manager has title to the liquor license for the Hotel, and has paid all fees pertaining to such liquor license which are now due and payable.

(i) Employees. Seller does not have any employees. All persons employed in the management of the Hotel are employees of Manager.

(j) Notices of Violation. To Seller’s knowledge, except as set forth on Exhibit C attached hereto, Seller has not received any written notices or citations relating to outstanding alleged violations of applicable law relating to the Hotel from any applicable Governmental Authorities.

(k) Hotel Financial Statements. Seller shall provide to Buyer true, correct and complete copies of financial statements for the Hotel for calendar year(s) 2011,

2012 and year-to-date period ending October 31, 2013 (the “Hotel Financial Statements”) within five (5) Business Days following the Effective Date, and for year-to-date period ending December 31, 2013 when such statements become available. Buyer acknowledges and agrees that the Hotel Financial Statements have been prepared by Manager and that Seller does not and shall not represent or warrant to Buyer as to the accuracy or completeness of any such items. To Seller’s knowledge, the Hotel Financial Statements do not contain, as of the date of preparation, any untrue statement of a material fact or intentionally omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties of Seller under this Section 7.1 shall survive Closing for six (6) months.

Notwithstanding anything contained in this Section 7.1 to the contrary, in the event that Buyer shall not have delivered a Due Diligence Termination Notice on or prior to the expiration of the Due Diligence Period in accordance with Section 5.1 above, and shall have obtained direct knowledge, based on its due diligence review, examinations and inspections, which would in any manner contradict any of Seller’s representations and warranties in Sections 7.1(e) through (k), inclusive, as of the Effective Date, Buyer shall disclose such knowledge to Seller in writing and Seller’s representations and warranties in Sections 7.1(e) through (k), inclusive, shall be deemed modified thereby; provided, however, Buyer’s failure to deliver such written disclosure to Seller, modifying Seller’s representations and warranties in Sections 7.1(e) through (k), inclusive, as of the Effective Date, shall in no event be deemed a breach or default by Buyer hereunder, but Buyer’s actual knowledge of the inaccuracy or incompleteness of Seller’s representations and warranties in Sections 7.1(e) through (k), inclusive, as of the Effective Date, shall be deemed to be included within those warranties and representations contained in Seller’s recertification delivered pursuant to Section 8.3(i) of this Agreement which are no longer true, correct and complete as of the Closing Date.

7.2. Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

(a) Buyer’s Existence. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and is, or shall be prior to Closing, qualified to do business in the State of Georgia.

(b) Authority. Buyer has full power and authority to purchase the Hotel and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement are within Buyer’s capacity and all requisite action has been taken to make this Agreement valid and binding on Buyer in accordance with its terms.

(c) No Legal Bar. The execution by Buyer of this Agreement and the consummation by Buyer of the transaction hereby contemplated does not and on the Closing Date will not (i) result in any material breach of or default under any indenture, agreement, instrument, or obligation to which Buyer is a party, or (ii) constitute a violation in any material respect of any Legal Requirement.

(d) Ability to Close. Buyer has the financial capability to pay the Purchase Price and perform and observe the duties and obligations of Buyer under this Agreement on a timely basis. Buyer acknowledges that Buyer’s ability to arrange debt or equity financing is not a condition of Buyer’s obligation to purchase the Hotel.

(e) Litigation and Other Proceedings. There are no judgments unsatisfied against Buyer or consent decrees or injunctions to which Buyer is subject, and there is no litigation, claim or proceeding pending or, to Buyer’s knowledge and belief, threatened against or relating to Buyer, nor does Buyer know or have reasonable grounds to know of any basis for any such action or of any governmental investigation relative to Buyer. Buyer is not in the hands of a receiver nor has it commenced a voluntary bankruptcy proceeding or consented to or acquiesced in an involuntary bankruptcy with respect to Buyer, nor has an act of bankruptcy or an order for relief been entered with respect to Buyer.

The representations and warranties of Buyer under this Section 7.2 shall survive Closing for six (6) months.

7.3. Anti-Terrorism Laws.

(a) Neither Buyer, nor Seller nor, to such party’s knowledge, any of its respective direct or indirect owners, is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (as modified, supplemented or amended from time to time, the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b) Neither Buyer, nor Seller nor, to such party’s actual knowledge, any of its respective direct or indirect owners, brokers or other agents acting or benefiting from the transaction contemplated by this Agreement, is a Prohibited Person. A “Prohibited Person” is any of the following:

(i) A person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) A person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) A person or entity with whom any lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) A person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) A person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(c) Neither Buyer, nor Seller nor, to such party’s knowledge, any of its respective direct or indirect owners, brokers or other agents acting in any capacity in connection with this transaction has knowingly (i) conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d) Neither Buyer, nor Seller shall knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and each of Buyer and Seller shall deliver to the other any certification or other evidence requested from time to time by such party in its reasonable discretion, confirming such party’s compliance herewith).

(e) The representations and warranties of Buyer and Seller under this Section 7.3 shall survive Closing for one (1) year.

7.4. Seller’s Covenants. Seller hereby covenants and agrees that, from and after the Effective Date until the Closing Date, unless otherwise approved in writing by Buyer, Seller shall continue to conduct its business only in the ordinary course of business consistent with past practice. Seller agrees without limitation to the foregoing, to:

(a) not cause or consent to Manager taking any actions which would result in the failure to maintain the operation of the Hotel in a good and business-like manner and as required by applicable law;

(b) not cause or consent to Manager taking any actions which would result in the failure to maintain Inventories at levels consistent with the normal operation of the Hotel;

(c) not create or suffer any lien or encumbrance on the Hotel;

(d) not cause or permit the removal of the Property except in the ordinary course of business;

(e) except with respect to the Terminated Contracts, not modify, extend, renew, terminate, replace or otherwise change the terms, covenants or conditions of, or waive the performance of any other party under, any material contract or agreement affecting the Hotel, or enter into any new agreements affecting the Hotel, in each case without the prior written consent of Buyer;

(f) not allow any Permits now in Seller’s name to be cancelled or otherwise expire;

(g) keep all existing insurance coverage for the Hotel now maintained by Seller in full force and effect;

(h) not (i) take, or cause or consent to Manager taking, any actions which would result in the modification, extension, renewal, termination, replacement or other change in the terms, covenants or conditions of, or waiver of the performance of any other party under, any Service Contracts (other than the Terminated Contracts, which shall be terminated at or prior to Closing) or equipment leases, or (ii) enter into, or cause or consent to Manager entering into, any new Service Contracts or equipment leases, unless (y) in the ordinary course of business and/or (z) to replace any Service Contract or equipment lease which expires prior to the Closing Date;

(i) not cause or permit the modification, extension, renewal, termination, replacement or other change in the terms, covenants or conditions of, or waiver of the performance of any tenant under, any Lease, or enter into any new Leases;

(j) use commercially reasonable efforts to cause the Manager to continue to collect Accounts Receivable prior to Closing;

(k) except as otherwise permitted hereby, not knowingly take any action or fail to take action the result of which would have a material adverse effect on the Hotel or Buyer’s ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, or that would cause any of the representations and warranties contained in this Agreement to be materially untrue as of Closing;

(l) use and operate the Hotel in substantial compliance with Legal Requirements and the material requirements of any mortgage, lease, occupancy agreement and insurance policy affecting the Hotel;

(m) not enter into, and not allow its managing agent to, any new employment agreements that would be binding on Buyer or, following the Closing, the Hotel and (2) not change, modify, extend, renew or terminate any employment agreement in effect as of the date hereof that would be binding on Buyer or, following the Closing, the Hotel; and

(n) use its commercially reasonable efforts to cause the assignment of the Preferred Hotel Group Agreement, the Sixt Agreement and the ATM Agreement to Buyer.

Section 8. Closing, Closing Conditions, and Closing Obligations.

8.1. Closing. The closing of the transaction contemplated hereby (the “Closing”) shall occur in escrow on or before March 24, 2014 (the “Closing Date”), at a time no later than 3:00 P.M. Eastern Time; provided, that, Buyer may, upon at least three (3) Business Days prior written notice to Seller, accelerate the Closing Date (subject to Seller’s ability to correspondingly accelerate the cancelation or termination of the Terminated Contracts and any other contracts or agreements to be cancelled or terminated by Seller prior to or concurrent with the Closing). Buyer acknowledges that having the Closing on or before the Closing Date is an essential inducement for Seller to close and Seller would not sell the Hotel for the Purchase Price set forth herein were the Closing otherwise to occur after the Closing Date. Notwithstanding the foregoing to the contrary, if requested in writing by Buyer, Seller may (but in no event shall Seller be under any obligation to) agree to an extension of the Closing Date. Notwithstanding anything contained in this Agreement to the contrary, upon written notice from Buyer to Seller delivered on or before the Closing Date, Buyer shall have the one-time right to extend the Closing Date to April 14, 2014, provided that Buyer deposits with Escrow Agent an additional One Million Dollars ($1,000,000.00) prior to the Closing Date. The additional $1,000,000.00 deposit shall, together with the initial $1,000,000.00, and any interest accrued thereon, collectively constitute the Earnest Money, if applicable.

8.2. Conditions to Closing.

(a) Seller’s Closing Conditions. Notwithstanding anything in this Agreement to the contrary, in addition to any other pre-closing obligations or closing conditions contained herein, any and all of Seller’s obligations under this Agreement, including without limitation, the obligation of Seller to sell the Hotel to Buyer, are conditioned upon the occurrence of each and all of the following events (collectively, “Seller’s Closing Conditions”):

(i) On or before the Closing Date, Buyer delivering the balance of the Purchase Price to Seller (through Escrow Agent) as provided in this Agreement;

(ii) The representations and warranties of Buyer set forth in Section 7.2 and Section 7.3 above and Section 15.4(b) below shall be true and correct as of the Closing Date;

(iii) On or before the Closing Date, Buyer shall have delivered all of the Conveyance Documents to which it is a party to Escrow Agent, as provided in Section 8.3 below;

(iv) Buyer shall have performed any and all of its material obligations under this Agreement; and

(v) All requirements and obligations set forth in Section 14 of this Agreement, which are required to be completed as of the Closing Date, as applicable, and if at all, shall have been satisfied.

(b) Buyer’s Closing Conditions. Notwithstanding anything in this Agreement to the contrary, in addition to any other pre-closing obligations or closing conditions contained herein, any and all of Buyer’s obligations under this Agreement, including, without limitation, the obligation of Buyer to purchase the Hotel from Seller, are conditioned upon the occurrence of each and all of the following events (collectively, “Buyer’s Closing Conditions”):

(i) On or before the Closing Date, Buyer’s receipt of evidence of the termination of the Terminated Contracts, in each case, effective on or before the Closing Date; and

(ii) The representations and warranties made (or deemed made) by Seller in Section 7.1, and Section 7.3 above and Section 15.4(a) below shall be true and correct in all material respects as of the Closing Date;

(iii) On or before the Closing Date, Seller shall have delivered all of the Conveyance Documents to which it is a party (or which it is otherwise obligated to deliver) to Escrow Agent, as provided in Section 8.3 below;

(iv) Seller shall have delivered, or caused to be delivered, to Buyer true, correct and complete copies of all Permits, all Service Contracts (other than the Terminated Contracts), all Records and Plans and all Hotel Financial Statements, to the extent in Seller’s possession or control;

(v) Seller shall have performed any and all of its material obligations under this Agreement;

(vi) The Land shall be, in all material respects, in the same condition that it was at the end of the Due Diligence Period;

(vii) On or before the Closing Date, Seller shall have executed, acknowledged and delivered an owner’s affidavit to the Title Company, in such form and substance as reasonably required by the Title Company, to permit the Title Company to delete the “parties in possession” (other than tenants under Leases) and the “mechanics’ or materialmans’ liens” (other than for amounts to be paid under the Existing Construction Contract for work to be performed after Closing) exceptions from the Title Policy to be issued to Buyer and to delete therefrom any other standard exceptions that are typically deleted from a title policy by the delivery of an owner’s affidavit, so long as the statements contained in such owner’s affidavit are (i) true and correct, and (ii) the owner’s affidavit contains the following:

“All statements made in this Certification are made to the “knowledge of Seller,” which term for purposes of this Certification shall mean the “actual knowledge” of Seller, and shall include the knowledge of all employees, officers, and/or directors of Seller, which employs the persons associated with Seller who are the most familiar with the ownership and operation of the property.

The individual executing this Certification on behalf of Seller is doing so solely in his or her capacity as                      of Seller and by his or her signing below hereby certifies, represents and warrants to the Title Company that the statements made herein are true and correct to his or her knowledge, and that he or she (a) is duly authorized to execute and deliver this Certification on behalf of Seller, (b) has read, or has heard read to him or her, the full facts of this Certification, and understands its context and (c)

fully understands the legal ramifications of any misrepresentation and/or untrue statements made herein. Notwithstanding anything to the contrary contained in this Certification, no personal liability or recourse shall be had against the individual executing this affidavit on behalf of Seller in connection with this Certification and the matters set forth herein.”

(viii) On or before the Closing Date, if any title report or update thereto discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller shall, if requested, deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns (or to insure over them);

(ix) On the Closing Date, the Title Company shall be irrevocably committed to issuing to Buyer a 2006 ALTA Owner’s Policy of Title Insurance (with extended coverage if Buyer so elects), along with any endorsements desired by Buyer which are available in the State of Georgia, insuring the fee simple interest being vested in Buyer as of the Closing Date, in the full amount of the Purchase Price, subject only to the Permitted Exceptions and any exceptions for “mechanics’ or materialmans’ liens” with respect to amounts to be paid under the Existing Construction Contract for work to be performed after Closing (the “Title Policy”), subject to Buyer’s obligation to pay the premiums, fees, costs and expenses to the Title Company in accordance with Section 8.5(b) below; and

(x) All requirements and obligations set forth in Section 14 below, which are required to be completed as of the Closing Date, as applicable, and if at all, shall have been satisfied.

Seller’s Closing Conditions and Buyer’s Closing Conditions are referred to herein together as the “Closing Conditions.”

8.3. Conveyance Documents and Deliverables. On or before the Closing Date, Seller and Buyer shall execute and deliver the following, as applicable, to Escrow Agent (collectively, the “Conveyance Documents”):

(a) A limited warranty deed (the “Limited Warranty Deed”) in the form attached hereto as Exhibit F conveying fee simple title to the Land and the Alleyway Parcel, subject only to the Permitted Exceptions;

(b) A Transfer of Development Rights, in form and substance reasonably satisfactory to Seller and Buyer, transferring to Buyer all of Seller’s right, title and interest in any rights conveyed to Seller pursuant to that certain Transfer of Development Rights, dated as of October 22, 2013, by CSC Georgian Terrace Limited Partnership, to CSC Georgian Terrace Limited Partnership, recorded in Deed Book 53283, Page 625, Fulton County, Georgia records;

(c) A completed Georgia transfer tax declaration as required by the State of Georgia to acknowledge the consideration paid for the Hotel;

(d) A Certificate of Non-Foreign Status and a Withholding Certificate, each from and executed by Seller in the form required by applicable law, and such other certificates or affidavits as may reasonably be requested in order to establish that Seller is not a foreign person or a nonresident person for purposes of Section 1445 of the Code and Georgia law, respectively;

(e) A closing statement (the “Closing Statement”) executed by Buyer and Seller, which shall include all proration items as set forth in Section 9 below;

(f) A Bill of Sale executed by Seller in the form attached hereto as Exhibit G transferring the Property to Buyer;

(g) An Assignment of Other Contracts and Agreements, Leases and Rents, Intangible Property, Software Programs, Bookings, Service Contracts and Other Property (the “Assignment of Leases and Contracts”) executed by Seller and Buyer in the form attached hereto as Exhibit H;

(h) A certificate of Buyer recertifying all of the representations and warranties in Section 7.2 and Section 7.3 above and Section 15.4(b) below made by Buyer as of the Closing Date, or, if Buyer cannot give a recertification of all such representations and warranties in Section 7.2 and Section 7.3 above and Section 15.4(b) below made by Buyer, then a certificate of Buyer recertifying those representations and warranties in Section 7.2, Section 7.3 and Section 15.4(b) made by Buyer that are true, correct and complete as of the Closing Date and a certification addressing in what respect any other such representations or warranties in Section 7.2, Section 7.3 or Section 15.4(b) are no longer true, correct and complete as of the Closing Date;

(i) A certificate of Seller recertifying all of the representations and warranties in Section 7.1 and Section 7.3 above and Section 15.4(a) below made (or deemed made) by Seller as of the Closing Date, or, if Seller cannot give a recertification of all such representations and warranties in Section 7.1 and Section 7.3 above and Section 15.4(a) below made (or deemed made) by Seller, then a certificate of Seller recertifying those representations and warranties in Section 7.1, Section 7.3 or Section 15.4(a) made (or deemed made) by Seller that are true, correct and complete as of the Closing Date and a certification addressing in what respect any other such representations or warranties in Section 7.1, Section 7.3 or Section 15.4(a) are no longer true, correct and complete as of the Closing Date;

(j) Documentation to establish, to Buyer’s and the Title Company’s reasonable satisfaction, the due authority of Seller to sell the Hotel and deliver the documents required to be delivered by Seller pursuant to this Agreement, including, but not limited to, any certificates of incumbency and/or authorizing resolutions;

(k) Documentation to establish, to Seller’s and the Title Company’s reasonable satisfaction, the due authority of Buyer to purchase the Hotel and deliver the documents required to be delivered by Buyer pursuant to this Agreement, including, but not limited to, any certificates of incumbency and/or authorizing resolutions; and

(l) Discharges, satisfactions and/or other documentation, executed or obtained by Seller, in form and substance reasonably required by the Title Company, to remove, satisfy or omit as exceptions from the Title Policy any liens or other encumbrances other than the Permitted Exceptions.

8.4. Buyer’s Closing Obligations. On or before 10:00 A.M. Eastern Time on the Closing Date, Buyer shall deliver the balance of the Purchase Price (i.e., less the Earnest Money already being held by Escrow Agent) to Escrow Agent in immediately available funds by wire transfer to such account or accounts that Escrow Agent shall designate in writing to Buyer. Provided Seller has performed, satisfied and observed all of its obligations under this Agreement, on or before 3:00 P.M. Eastern Time on the Closing Date, Buyer shall direct and cause Escrow Agent to pay the entire Purchase Price (including the Earnest Money) to Seller in immediately available funds by wire transfer to such account or accounts that Seller shall have designated in writing pursuant to Section 3.1 above; provided, however, that such sum shall be adjusted for Closing adjustments and credits pursuant to Section 9 below, and as otherwise provided elsewhere in this Agreement and evidenced in the Closing Statement.

8.5. Closing Costs. Expenses in connection with the transaction contemplated by this Agreement shall be paid as follows:

(a) Seller shall pay for the following: (i) Seller’s attorneys’ fees; (ii) the Georgia transfer tax on the conveyance of the Hotel; (iii) one-half (1/2) of Escrow Agent’s fees (as evidenced by written invoice(s)); (iv) one-half (1/2) of any closing services fees charged by the Title Company; (v) all recording and filing fees in connection with the recording of the Conveyance Documents and all discharges, satisfactions and other documentation required for the delivery of title to the Hotel in accordance with the provisions of this Agreement; and (vi) all fees, commissions and other compensation to Seller’s Broker, if any.

(b) Buyer shall pay for any additional costs associated with the transaction contemplated by this Agreement that shall be incurred by Buyer, including, without limitation, the following: (i) Buyer’s attorneys’ fees; (ii) the title insurance premiums for the Title Policy, including, without limitation, all costs and charges for all endorsements or deletions to the Title Policy required by Buyer; (iii) the costs of any title, UCC, lien or judgment searches, if any; (iv) the cost of all surveys and survey updates; (v) recording and filing fees for any agreements, instruments or other documents (other than the Conveyance Documents and the other documents as set forth in Section 8.5(a)(v) above) required to be recorded and/or filed by Buyer in connection with the transactions contemplated by this Agreement; (vi) one-half (1/2) of Escrow Agent’s fees; and (vii) one-half (1/2) of any closing services fees charged by the Title Company.

(c) The provisions of this Section 8.5 and the obligations of Seller and Buyer hereunder shall survive the Closing or the earlier termination of this Agreement.

Section 9. Prorations and Adjustments. Any and all taxes, assessments, charges, expenses, “Room Revenues” (as defined below), income and adjustments for Inventory, Accounts Receivable, “Trade Payables” (as defined below), and other items shall be either credited towards or charged against the Purchase Price in accordance with this Section 9.

9.1. Adjustments. Seller shall be responsible for and shall pay (or credit Buyer for) all liabilities, including, without limitation, all real property, personal property, sales and use taxes, liquor taxes, meals taxes, room taxes and any other taxes or charges that are, or with the passage of time or giving or recording of notice would be, a lien on the Hotel or payment of which is a condition to the transfer of any permit or license (other than for the issuance or transfer of a liquor license for the Hotel, which cost shall be the sole responsibility of Buyer) or which are otherwise attributable to the Hotel, which accrue (even if the amount is not yet due and payable) with respect to the Hotel with respect to all periods prior to the Closing, and Buyer shall be responsible for and shall pay all liabilities, including, without limitation, all real property, personal property, sales and use taxes, liquor taxes, meal taxes, room taxes, and any other taxes or charges which accrue (even if the amount is not yet due and payable) with respect to the Hotel with respect to all periods from and after the Closing.

For the avoidance of doubt, Seller is selling, and Buyer is purchasing from Seller, as of the Cut-Off Time, all of the Inventory and Hotel (including, but not limited to, all machinery, equipment, fixtures, inventory and articles of Property and accessions thereof and renewals, replacements thereof, and substitutions therefor, other customary hotel equipment and other tangible and intangible property of every kind and nature whatsoever owned by Seller located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the operation and occupancy of the Land and the Improvements, including all electronic and internet based data and management systems, and all building equipment, materials, and supplies of any nature whatsoever owned by Seller located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the operation and occupancy of the Land and the Improvements), and, except as provided in Section 14 below, there will be no prorations or adjustments therefor.

Unless otherwise provided below, the following are to be adjusted and prorated on a per diem basis between Seller and Buyer as of the Cut-Off Time, based upon a 365 day year, and the net amount thereof under this Section 9.1 and Section 9.3 below shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at the Closing:

(a) Taxes and Assessments. All real estate and personal property taxes and assessments (including, without limitation, special assessments and improvement assessments) levied against the Hotel shall be prorated as of the Cut-Off Time between Buyer and Seller. If the amount of any such taxes and assessments is not ascertainable on the Closing Date, then the proration for such taxes and assessments shall be estimated based upon the most recent available bill; provided, however, that after the Closing, Seller and Buyer shall re-prorate the taxes and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for the relevant taxable period. In the event that the Hotel or any part thereof shall be or shall have been affected by an assessment or assessments which are payable in installments, Seller shall, at the Closing, be responsible for payment of any installments due prior to the Closing and Buyer shall be responsible for payment of any installments due on or after the Closing, provided, that, such assessments shall in any event be prorated between Buyer and Seller as of the Cut-Off Time. The re-proration obligation in this Section 9.1(a) shall survive the Closing.

(b) Water and Sewer Charges, Utilities. All utility services shall be prorated as of the Cut-Off Time between Buyer and Seller. To the extent possible, readings shall be obtained for all utilities as of the Cut-Off Time. If not possible, the cost of such utilities shall be prorated between Seller and Buyer by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, Seller and Buyer shall re-prorate the amount for such utilities and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for the relevant billing period. Seller shall receive a credit for all deposits transferred to Buyer or which remain on deposit for the benefit of Buyer with respect to such utility contracts; otherwise, such deposits shall be refunded to Seller. The re-proration obligation in this Section 9.1(b) shall survive the Closing.

(c) Service Contracts; Equipment Leases; ATM Agreement; Sixt Agreement. Charges and payments (including the reimbursement of expenses, if applicable) under all Service Contracts (that are not Rejected Service Contracts), all Equipment Leases, the ATM Agreement, and the Sixt Agreement shall be prorated as of the Cut Off Time between Buyer and Seller.

(d) Room Revenues; Other Revenues. Except to the extent an adjustment or proration is made under another subsection of this Section 9.1, (i) Buyer shall be entitled to all revenues earned from the operation of the Hotel, (other than revenues from the rental of guest rooms of the Hotel together with any sales or other taxes thereon collected by Seller or Manager (the “Room Revenues”) which are covered in Section 9.3 below), including, without limitation, revenues from the sale of food, the sale of alcoholic and non-alcoholic beverages, rental of meeting and banquet rooms, telephone sales, pay television sales, valet and parking services, gift shop revenue, and other similar revenues, together with any sales tax or other taxes thereon from and after the Cut-Off Time, and (ii) Seller shall pay to Buyer, as applicable, on the Closing Date an amount equal to the sum of the following items: (1) one-half (1/2) of the Room Revenues for the night immediately preceding the Closing Date, and (2) the value of any complimentary rooms (based upon the “rack” rate for each room) and any complimentary food or beverages (based upon the advertised rate for each food and beverage) provided by Seller for periods after the Cut-Off Time.

(e) Miscellaneous Revenues; Parking. Revenues, if any, arising out of telephone booths, vending machines, parking or other income producing agreements, on an if, as and when collected basis, including, without limitation, monthly parking payments or other prepaid parking payments.

(f) Inventory. Seller shall receive a credit for all Inventory and retail merchandise in unopened cases as of the Cut-Off Time in an amount equal to the actual cost (including sales and/or use tax actually paid by or on behalf of Seller) for such items.

(g) Preferred Hotel Group Agreement. Any amounts which are due and payable under the Preferred Hotel Group Agreement with respect to revenues for the rental of hotel rooms that are actually received by Seller prior to the Cut Off Time shall be prorated as of the Cut Off Time.

(h) Licenses and Permits. All amounts prepaid, accrued or due and payable under any licenses or permits (including, without limitation, the Permits) transferred to Buyer shall be prorated as of the Cut-Off Time between Seller and Buyer. Seller shall receive a credit for all deposits made by Seller under any such licenses and permits which are transferred to Buyer or which remain on deposit for the benefit of Buyer.

(i) Deposits for Bookings. Buyer shall receive a credit for all prepaid deposits for all bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotel scheduled for accommodations or events on or after the Cut-Off Time, except to the extent such deposits are transferred to Buyer, and for all other amounts prepaid by guests or other customers for accommodations or events occurring on or after the Cut-Off Time.

(j) Restaurants and Bars, Etc. Seller shall cause Manager to close out the transactions in the restaurants and bars in the Hotel as of the Cut-Off Time and all revenues with respect thereto and with respect to other services to guests of the Hotel, including, without limitation, health club revenues, room service revenues and banquet revenues, if any, shall be prorated between Seller and Buyer as of the Cut-Off Time.

(k) Vending Machines. Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Buyer shall be entitled to any monies collected therefrom after the Cut-Off Time.

(l) Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 9.1, (i) Seller shall cause to be paid in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services to the Hotel (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to the Closing, and (ii) Buyer shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Buyer shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable up to the amount of such credit; provided, however, Seller and Buyer shall re-prorate the amount of any such credit for any Trade Payables and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to any Property, including, without limitation, furniture, fixtures, and equipment, retail merchandise, property, equipment and Inventories, which were ordered, but not yet delivered to the Hotel prior to the Closing Date, and Buyer shall pay the amounts which become due and payable for all such items which were ordered but not delivered prior to the Closing. The re-proration obligation in this Subsection 9.1(l) shall survive the Closing.

(m) Cash. Seller shall receive a credit for all cash on hand at the Hotel and all cash on deposit in any house bank at the Hotel as of the Closing and all such cash on hand and cash on deposit in any house bank at the Hotel shall be transferred to and belong to Buyer from and after the Closing. Seller shall retain all amounts in any operating accounts of the Hotel in any bank, and there shall be no credit or adjustment hereunder with respect to such cash.

(n) Gift Certificates. Buyer shall receive a credit at Closing for all outstanding gift certificates which, upon the redemption of such gift certificates, Buyer would be obligated to honor.

(o) Other. If applicable, the Purchase Price shall be adjusted at the Closing to reflect the adjustment of any other item which, (i) under the explicit terms of this Agreement is to be apportioned at the Closing, or (ii) is customarily prorated at the closing of similar transactions in accordance with the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006.

(p) Employee Employment Status.

(i) Seller has no employees. All personnel providing services at the Hotel are employees of the Manager. At or prior to the Closing, Seller shall cause to be terminated at Seller’s sole cost (without any payment of any termination fee, termination penalty or termination damages by Buyer) the Management Agreement effective as of the Cut-off Time.

(ii) In the event that Buyer elects not to engage the Manager to manage the Hotel after the Closing then Buyer’s management company shall have the right, but not the obligation, to extend offers of employment to some or all employees providing services at the Hotel, which are terminated by Manager on such terms and conditions as are determined solely in Buyer or Buyer’s management company’s discretion. Buyer shall provide Seller with written notice at least five (5) days prior to Closing of the identity of those employees to be employed by Buyer or Buyer’s management company (the “Retained Employees”). In the event that Buyer or Buyer’s new management company elects to employ such Retained Employees then (A) Buyer shall (1) honor and credit each such employee’s unused accrued or earned vacation, sick time off or other paid time off and (2) be responsible for the payment of such Accrued Pay to such employees when payable in accordance with applicable law and (B) Seller shall provide Buyer with a credit to the purchase price in an amount equal to 100% of the Accrued Pay (as defined below) as of the Cut-Off Time of any such Retained Employees. All Compensation (as defined below) due and payable to such employees shall be prorated as of the Cut-Off Time, other than severance pay (and Accrued Pay (which is addressed above)). In addition, in the event that Buyer elects not to engage the Manager to manage the Hotel after the Closing, (W) Seller and/or Manager shall pay the cost of any and all severance pay due and payable to any such employee not part of the Retained Employees, and Buyer (or Buyer’s management company) shall be responsible for any severance payable to any Retained Employee terminated after the Closing, (X) Accrued Pay due to Seller’s management company’s employees shall be the sole responsibility and obligation of and shall be paid promptly by Seller or Manager, other than any Accrued Pay for which Buyer has received a credit under the first sentence of this subsection (ii), (Y) Seller shall indemnify and defend Buyer and its new management company, from and against any and all claims, causes of action, proceedings, judgments, damages, penalties and liabilities made, assessed or rendered against Buyer and its new management company and any costs and expenses (including reasonable attorneys’ fees, court costs and other disbursements) incurred by Buyer and its management company with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by such employees (excluding Retained Employees) arising out of or related to the termination of such employees by Manager or the failure of Seller or Manager to comply with the provisions of this subsection, including, but not limited to failure to comply with COBRA and the WARN Act, including, without limitation the medical coverage continuation requirements of COBRA to any persons who are as of the Closing, or thereafter become, entitled to such rights by virtue of the maintenance of any group health plan by Manager any affiliated company of Manager and (Z) Buyer shall indemnify and defend Seller and Manager from and against any and all claims, causes of action, proceedings, judgments, damages, penalties and liabilities made, assessed or rendered against Seller and Manager and any costs and expenses (including reasonable attorneys’ fees, court costs and other disbursements) incurred by Seller and Manager with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by Retained Employees arising out of or related to any termination of Retained Employees by Buyer or its new manager after the Closing or the failure of Buyer or its new manager to comply with the provisions of this subsection, including, but not limited to failure to comply with COBRA and the WARN Act.

(iii) In the event that Buyer elects to engage Manager to manage the Hotel after the Closing then Buyer shall receive a credit to the Purchase Price in an amount equal to 100% of the Accrued Pay (as defined below) as of the Cut-Off Time of all employees of the Hotel that are hired or otherwise retained by Manager. Buyer shall cause Manager to (i) honor and credit each such employee’s unused accrued or earned vacation, sick time off or other paid time off and (ii) be responsible for the payment of such Accrued Pay to such employees when payable in accordance with applicable law. All Compensation (as defined below) due and payable to such employees shall be prorated as of the Cut-Off Time, other than severance pay.

(iv) For the purposes of this Section 9.1(p), (A) “Accrued Pay” means the monetary value of any accrued but unpaid salary, vacation days, sick-leave or other paid time-off earned or accrued (whether vested or unvested), pension and welfare benefits, COBRA benefits, employee fringe benefits, employee termination payments or any other employee benefits by the employees of the Hotel as of the time in question (computed by reference to, as applicable, the rate of the salary and wages earned by such employees as of the time in question), including all employment taxes with respect thereto, (B) “Compensation” means all salaries and wages which the employees of the Hotel are entitled to receive at the time in question, together with al employment taxes with respect thereto, including, without limitation, any withholding or employer contributions under the Federal Insurance Contribution Act and Federal Unemployment Taxes Act, and all other compensation accrued and payable to such employees, including without limitation, any (1) customary bonus or incentive compensation and (2) any health, welfare and other benefits provided to such employees under any applicable employee benefit plan and employer contributions to, and amounts paid or accrued under, any such employee benefit plans for the benefit of such employees, (C) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and (D) “WARN Act” means the federal Workers Adjustment and Retraining Notification Act, as amended.

(q) Existing Construction Contract. Buyer shall receive a credit at Closing for any amounts that are or will be due and payable under the Existing Construction Contract with respect to both work actually performed thereunder prior to the Closing and for any future work to be performed after the Closing pursuant to the terms of the Existing Construction Contract.

(r) Survival. The provisions of Section 9.1 and the obligations of Seller and Buyer hereunder shall survive the Closing.

9.2. Re-Adjustment.

(a) If any items to be adjusted pursuant to this Section 9 are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Buyer shall deliver to Seller no later than ninety (90) days following the Closing Date a schedule of prorations setting forth Buyer’s determination of all adjustments to the prorations made at the Closing that it believes are necessary to complete the prorations as set forth in this Section 9. Any errors or omissions in computing adjustments or readjustments at the Closing or thereafter shall be promptly corrected or made, provided that the party seeking to correct such error or omission or to make such readjustment shall have notified the other party of such error or omission or readjustment on or prior to the date that is one hundred twenty (120) days following the Closing.

(b) The provisions of this Section 9.2 and the obligations of Seller and Buyer hereunder shall survive the Closing.

9.3. Accounts Receivable.

(a) Guest Ledger. All revenues received or to be received from transient guests on account of room rents for the period prior to the night during which the Cut-Off Time occurs shall belong to Seller. At the Closing, Seller shall receive a credit in an amount equal to all amounts unpaid as of the Cut-Off Time charged to the “Guest Ledger” (as defined below) for all room nights up to the night during which the Cut-Off Time occurs. All amounts attributable to the room rents for the night during which the Cut-Off Time occurs shall be divided equally between Seller and Buyer. For the period beginning on the day immediately following the Cut-Off Time, such revenues collected from the Guest Ledger shall belong to Buyer. In the event that an amount less than the total amount due from a guest is collected and any such guest continues in occupancy after the Cut-Off Time, such amount shall be divided between Seller and Buyer pro rata, based on the ratio of the number of days of occupancy before or after the Cut-Off Time, respectively, to the total days of occupancy of such guest during such stay. The term “Guest Ledger” shall mean any and all charges accrued to the open accounts of any guests or customers at the Hotel for the use and occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller.

(b) Accounts Receivable (Other than Guest Ledger).

(i) On the Closing Date, Seller shall assign to Buyer all Accounts Receivable that are past due as of the Closing Date (the “Assigned Accounts Receivable”). Buyer shall pay to Seller an amount equal to the Assigned Accounts Receivable that are up to and including thirty (30) days past due as of the Closing Date, an amount equal to seventy five percent (75%) of all Assigned Accounts Receivable that are more than thirty (30) days and up to and including sixty (60) days past due as of the Closing Date, and an amount equal to thirty five percent (35%) of all Assigned Accounts Receivable that are more than sixty (60) days and up to and including one hundred twenty (120) days past due as of the Closing Date. Buyer shall not credit to Seller any amounts for Accounts Receivable more than one hundred twenty (120) days past due as of the Closing Date. Buyer shall have the sole right to collect and retain all such Assigned Accounts Receivable. If any Assigned Accounts Receivable are paid to Seller after the Closing, then Seller shall pay to Buyer the amounts received by Seller within ten (10) Business Days after receipt of such amounts without any commission or deduction for Seller.

(ii) For the purposes of clarity, the Accounts Receivable addressed in this Section 9.3(b) above shall not include the Guest Ledger, which is addressed in Section 9.3(a) above.

(iii) The parties’ obligations under this Section 9.3(b) shall survive the Closing.

Section 10. Additional Covenants.

10.1. Guests’ Baggage. On the Closing Date, authorized representatives of Buyer and Seller shall take inventory of (a) all baggage, suitcases, luggage, valises and trunks checked or left in the care of the Hotel, (b) all luggage or other property of guests retained as security for unpaid Accounts Receivable, (c) the contents of any storage room, (d) parcels, laundry, valet packages and other property checked or left in the care of the Hotel (but excluding safe deposits boxes), and (d) all items contained in the Hotel’s lost-and-found; provided, however, that no such baggage, suitcases, luggage, valises, trunks, parcels or packages shall be opened. All such baggage and other items shall be sealed and listed in an inventory prepared and signed jointly by the representatives of Buyer and Seller as of the Closing Date, and all such items shall be the responsibility of Buyer from and after the Closing Date. Buyer agrees to indemnify and hold Seller and Seller’s affiliates and their respective partners, direct and indirect owners, officers, directors, employees, agents, successors and assigns (collectively, the “Seller Parties”) harmless from and against any and all claims, demands, actions, suits, liability or judgments, including costs and reasonable attorney’s fees, incurred by them in connection therewith arising from and after the Closing Date. The provisions of this Section 10.1 and the obligations of Seller and Buyer hereunder shall survive the Closing.

10.2. Guests’ Safe Deposits. On the Closing Date, Seller shall, and shall cause Manager to, make available to Buyer at the Hotel all receipts and agreements in Seller’s and/or Manager’s possession relating to all safe deposit boxes in use at the Hotel, other than safes or lockboxes, if any, located inside individual guest rooms in the Hotel. From and after the Closing Date, Seller shall be relieved of any and all obligations and liability in connection with each such safe deposit box, and Buyer shall be solely responsible from and after the Closing Date for the verified contents of all such safe deposit boxes. Buyer agrees to indemnify and hold Seller and the Seller Parties harmless from and against any and all claims, demands, actions, suits, liability or judgments, including costs and reasonable attorney’s fees, incurred by them in connection therewith arising from and after the Closing Date. The provisions of this Section 10.2 and the obligations of Seller and Buyer hereunder shall survive the Closing.

10.3. Permits. Buyer shall be fully responsible for and shall pay all costs and fees required to be paid in connection with the transfer of any and all Permits currently held by Seller or Manager and assigned to Buyer in accordance with this Agreement, and shall pay all transfer and license fees in connection therewith (other than any taxes, fees, charges or other such amounts that are attributable to the period prior to the Cut-Off Time, all of which shall be the responsibility of Seller), as well as applying for and obtaining any and all new licenses, permits, certificates and/or approvals necessary or appropriate in connection with the ownership of the Hotel, the operation of the Hotel, and the consummation of the purchase and sale of the Hotel. Buyer shall prosecute its applications in accordance with the rules and procedures set forth under applicable law. Seller shall cooperate in a reasonable manner to assist Buyer in obtaining the transfer or issuance of such licenses, permits, certificates and approvals. Buyer acknowledges and agrees that it may not be possible to complete such transfers or issuances prior to the Closing. However, the transfer and/or issuance of such licenses, permits, certificates and/or approvals shall not be a condition precedent to Buyer’s obligations under this Agreement, including, without limitation, Buyer’s obligation to purchase the Hotel. The provisions of this Section 10.3 and the obligations of Seller and Buyer hereunder shall survive the Closing.

10.4. Liquor License. Buyer shall be solely responsible for obtaining (at Buyer’s own cost and expense) a new liquor license for the Hotel (or, if permitted by the appropriate liquor license authority, the transfer (assignment) of the existing liquor license for the Hotel to Buyer), and, if appropriate, the issuance of a temporary license for the continued operation of the bars, lounges, restaurants and room service at the Hotel; provided, however, and Buyer covenants and agrees, that no such new liquor license or temporary license shall be effective until the Closing Date. Seller shall reasonably cooperate with, and shall request that Manager reasonably cooperate with, Buyer’s efforts to obtain such liquor license. In no event will the granting or approval of a transfer of the liquor license for the Hotel be a condition to closing the transactions contemplated herein. Notwithstanding anything to the contrary contained herein, Seller shall not incur any material cost or expense or any liability in connection with the transfer of such liquor license or the issuance of a new or temporary liquor license to Buyer, except that Seller shall be responsible for the payment of any taxes, fees or similar charges incurred during or attributable to the period prior to Closing and owed to any party which are a condition of or inhibit the transfer of the liquor license or the issuance of a new or temporary liquor license. No representations or warranties have been made by Seller or its agents, employees, successors, assigns or affiliates as to such conveyance or issuance. The provisions of this Section 10.4 and the obligations of Seller and Buyer hereunder shall survive the Closing.

10.5. Consents and Estoppels. Seller shall not be responsible for any costs and fees required to be paid in connection with obtaining any necessary third-party consents to the assignment of (i) the Service Contracts (that are not Rejected Service Contracts which shall be terminated at or prior to Closing, and for which no consents shall be required), (ii) the Leases, or (iii) any other agreements affecting the Hotel, or any costs and fees associated with obtaining any estoppels from such parties under the foregoing agreements as Buyer shall require in its sole discretion. Buyer acknowledges and agrees that it may not be possible to obtain all such consents and estoppels prior to the Closing, and obtaining such consents and estoppels shall not be a condition precedent to Buyer’s obligations under this Agreement, including, without limitation, Buyer’s obligation to purchase the Hotel, and Buyer shall remain fully obligated to perform all of its obligations hereunder and to close this transaction even if such consents and estoppels have not been obtained prior to the Closing for any reason whatsoever.

10.6. Reservations. In accordance with this Agreement, Buyer will honor, for its account, all guest and banquet room and restaurant reservation agreements executed by Seller or Manager and all deposits made thereunder for periods from and after the Closing. Any deposits made to Seller or Manager before the Closing with respect to confirmed reservations for dates from and after the Closing will be credited to Buyer. Any deposits received by Seller from and after the Closing with respect to confirmed reservations for dates from and after the Closing shall be forwarded to Buyer upon receipt by Seller. The provisions of this Section 10.6 and the obligations of Seller and Buyer hereunder shall survive the Closing.

10.7. Service Contracts. On or before the fifteenth (15th) Business Day after the Effective Date, Seller shall notify Buyer in writing of any Service Contracts that Seller has determined cannot be terminated without Seller incurring any costs, expenses or liabilities (collectively, the “Retained Service Contracts”). On or prior to the expiration of the Due Diligence Period, Buyer shall send a notice (the “Contracts Notice”) to Seller stating which of the Service Contracts, other than the Retained Service Contracts, Buyer elects to have Seller terminate at or prior to the Closing, and Seller shall terminate such Service Contracts (other than the Retained Service Contracts) (such terminated Service Contracts being the “Rejected Service Contracts”) at or prior to Closing. Any Service Contracts that are not Rejected Service Contracts (i.e., Service Contracts that are either (a) not listed in the Contracts Notice as Service Contracts Buyer elects to have Seller terminate at Closing or (b) listed in the Contracts Notice as Service Contracts Buyer elects to have Seller terminate at Closing, but which are Retained Service Contracts), shall be assumed by Buyer at the Closing pursuant to the Assignment of Leases and Contracts delivered at the Closing. The provisions of this Section 10.7 shall survive the Closing or the earlier termination of this Agreement.

Section 11. Possession; Post-Closing Access to Records.

11.1. Subject only to the rights of tenants under the Leases or other occupants under occupancy or concession agreements which shall be assigned to Buyer at Closing, possession of the Hotel shall be delivered by Seller to Buyer as of 12:01 a.m. on the Closing Date. Notwithstanding the foregoing to the contrary, Buyer hereby covenants and agrees that following Buyer obtaining possession of the Hotel, Buyer will, subject to the rights of any manager of the Hotel with respect thereto, make available to Seller and its representatives during normal business hours any of its books, contracts and records relating to the Hotel reasonably required by Seller in connection with tax or litigation matters relating to any period prior to the Closing and will permit Seller, at its sole costs and expense, to make copies thereof, provided, however, that Seller will maintain the confidentiality of these documents to the extent possible in the context of the proceedings for which the documents are required. The provisions of this Section 11.1 and the obligations of Seller and Buyer hereunder shall survive the Closing.

Section 12. Seller’s Disclaimers; Buyer’s Indemnification.

12.1. Seller’s Disclaimers; Condition of Hotel. Buyer acknowledges and agrees that Buyer shall have the full opportunity to inspect the Hotel and review such documents and records as it deems necessary or appropriate concerning the Hotel, including, without limitation, the condition of the soil, subsoil, surface or other physical condition of the Hotel; the existence or nonexistence of hazardous or toxic materials, wastes or substances or archaeological matters, including without limitation, access and gathering rights, burial sites and sites of religious significance; the fitness or suitability of the Hotel for any particular use or purpose; applicable restrictive covenants, governmental laws, rules, regulations and limitations; the zoning, subdivision, use, density, location or development of the Hotel; the necessity or availability of any rezoning, zoning variances, conditional use permits, special management area permits, building permits, time sharing or vacation ownership approvals, environmental impact statements and other governmental permits, approvals or acts; the physical condition of the Hotel, including, without limitation, the structural elements, foundation, roof, appurtenances, access, landscaping, whirlpool spa, swimming pool and other recreational equipment, and the electrical, mechanical, HVAC, plumbing, sewage and utility systems, facilities and appliances; the Hotel’s compliance with any building code, OSHA, Americans with Disabilities Act, as amended, and other laws, statutes, regulations or ordinances; the size, dimension or topography of the Hotel; any surface, soil, geologic, drainage, flooding or groundwater conditions or other physical conditions and characteristics of or affecting the Hotel or adjoining land, such as aircraft overflight, traffic, drainage, flooding, air, hazardous swimming conditions and riptides, and its investment value or resale value. Except as otherwise expressly provided in this Agreement and the Conveyance Documents, the Hotel is being sold “AS IS, WHERE IS, WITHOUT REPRESENTATION OR WARRANTY.” Except for the representations expressly provided in this Agreement and the Conveyance Documents, neither Seller’s nor Manager’s employees or agents, nor any other person has been authorized to make any representations about the state, condition or use of the Hotel on behalf of Seller or otherwise, and Buyer shall not rely upon (and Seller shall not be responsible for the truth or accuracy of) any such representation.

12.2. Buyer’s Indemnification. Buyer shall indemnify, defend and hold harmless Seller and the Seller Parties from and with respect to, at Buyer’s sole expense, any and all claims, demands, causes of action, liability, damages, losses, fines, penalties, taxes, costs or expenses (including, without limitation, reasonable attorneys’ fees) which, whether insured against or not, may be asserted against, incurred by or paid by Seller in connection with, by reason of, or arising out of any transaction, contract, act, activity, event, or occurrence relating to the ownership, use, management, or operation of any of the Hotel from and after the Closing Date. In the event that Seller shall be entitled to indemnification pursuant to the provisions of this Section 12.2, such indemnification shall be in addition to and not in lieu of any other remedies that Seller may have at law or equity. The provisions of this Section 12.2 shall survive the Closing.

Section 13. Default and Termination.

13.1. Seller’s Termination.

(a) Seller may terminate this Agreement at or prior to Closing if any of the Seller’s Closing Conditions set forth in Sections 8.2(a)(i)-(iv) have not been met on or prior to the Closing Date. In the event this Agreement is terminated by Seller pursuant to this Section 13.1(a), then Escrow Agent shall immediately disburse the Earnest Money to Seller, and upon such disbursement this Agreement shall automatically terminate, and shall be deemed null and void and of no further force or effect, and neither party shall have any rights or obligations against or to the other except those which expressly survive such termination. Buyer and Seller hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Seller as a result of such default by Buyer pursuant to this Section 13.1(a), and agree that the Earnest Money is a reasonable approximation thereof. Accordingly, in the event that Seller terminates this Agreement pursuant to this Section 13.1(a), the Earnest Money shall constitute and be deemed to be the agreed and liquidated damages of Seller, and shall be paid by Escrow Agent to Seller as Seller’s sole and exclusive remedy hereunder; provided, however, the foregoing shall not limit Buyer’s obligation to pay to Seller all reasonable attorneys’ fees and costs of Seller to enforce the provisions of this Section 13.1 or limit Buyer’s indemnification obligations owed to Seller pursuant to this Agreement that survive a termination of this Agreement. The payment of the Earnest Money as liquidated damages is not intended to be a forfeiture or penalty, but is intended to constitute liquidated damages to Seller.

13.2. Buyer’s Termination. If there is a material breach or default by Seller in the performance of Seller’s obligations under this Agreement (including, but not limited to an attempt to terminate this Agreement that is not specifically authorized herein) which is not cured by Seller within a reasonable period (but not more than five (5) Business Days) after written notice of such breach or default from Buyer to Seller, then, Buyer, at its option and as its sole and exclusive remedy, may either (i) terminate this Agreement, direct Escrow Agent to deliver the Earnest Money to Buyer and retain the Earnest Money at which time this Agreement shall automatically terminate, and shall be deemed null and void and of no further force or effect, and neither party shall have any rights or obligations against or to the other except those which expressly survive such termination or (ii) specifically enforce the provisions of this Agreement provided such action seeking specific performance is initiated within ninety (90) days of the scheduled Closing Date. Buyer agrees to, and does hereby, waive all other remedies against Seller which Buyer might otherwise have at law or in equity by reason of such default by Seller.

13.3. Post-Closing/Termination Remedies. Notwithstanding anything in this Agreement to the contrary, with respect to those obligations and liabilities of Seller that are expressly stated to survive the Closing hereunder or earlier termination of this Agreement, in the event Buyer, or any of its partners, members, directors, officers, shareholders, employees, successors and assigns, incur any damages, claims, suits, liabilities, losses, costs and expenses (including reasonable fees and expenses of counsel actually incurred and court costs actually incurred by Buyer) for a breach of such obligations and liabilities of Seller that are expressly stated to survive the Closing hereunder or earlier termination of this Agreement, Seller’s liability therefor hereunder shall not apply until the aggregate of all cumulative amounts which would otherwise be due by Seller hereunder exceeds the sum of Fifty Thousand Dollars ($50,000.00) (the “Loss Basket”); and provided further, that in no event shall Seller’s total liability hereunder exceed in the aggregate the sum equal to five percent (5%) of the Purchase Price (the “Losses Cap”). Buyer covenants, acknowledges and agrees (i) that Buyer shall not be permitted to recover against Seller for any Losses unless and until the aggregate amount of Losses exceed the Loss Basket and (ii) that Buyer’s sole and exclusive remedy against Seller for damages hereunder shall be subject to the Losses Cap.

Section 14. Risk of Loss

14.1. Subject to the provisions of Section 14.2 and Section 14.3 below, if, on or before the Closing Date, (i) the Hotel or any portion thereof shall be damaged or destroyed by fire or other casualty or (ii) any Governmental Authority or other entity having condemnation authority shall take the Hotel or any portion thereof or institute an eminent domain proceeding and the same is not dismissed prior to the Closing, then Seller shall promptly notify Buyer, and at the Closing Seller will credit against the Purchase Price an amount equal to the net insurance or condemnation proceeds (other than insurance or condemnation proceeds received on account of business or rental interruption relating to the period prior to the Closing), if any, received by Seller on or prior to the Closing as a result of such casualty or condemnation, plus the amount of any deductible under any such insurance that has not previously been spent by Seller and less any other amounts reasonably spent by or on behalf of Seller to restore the Hotel. If, as of the Closing Date, Seller has not received all or any portion of such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Hotel (without any credit for such as yet unpaid insurance or condemnation proceeds except for a credit to Buyer for any deductible under any such insurance that has not previously been spent by Seller) and Seller will at the Closing assign to Buyer all rights of Seller, if any, to the insurance or condemnation proceeds (other than on account of business or rental interruption relating to the period prior to the Closing, but including all business or rental interruption relating to the period on and after the Closing) and to all other rights or claims arising out of or in connection with such casualty or condemnation, and Buyer may notify all appropriate insurance companies or condemnation authorities of its interest in the insurance or condemnation proceeds, as the case may be.

14.2. Notwithstanding the provisions of Section 14.1 above to the contrary, if, on or before the Closing Date, the Hotel or any portion thereof shall be (a) damaged or destroyed by a Material Casualty or (b) taken as a result of a Material Condemnation, then Buyer shall have the right, exercised by notice to Seller as soon as reasonably practical following Buyer’s receipt of notice of such Material Casualty or Material Condemnation, as the case may be, but in any event, prior to the Closing, to terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer and neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If Buyer fails to terminate this Agreement in accordance with this Section 14.2, then the provisions of Section 14.1 above shall apply. As used in this Section 14.2, a “Material Casualty” shall mean any damage to the Hotel or any portion thereof by fire or other casualty that, in Buyer’s reasonable judgment, may be expected to cost in excess of One Million Dollars ($1,000,000) to repair and/or restore. As used in this Section 14.2, a “Material Condemnation” shall mean a taking of the Hotel or any material portion thereof as a result of a condemnation or eminent domain proceeding or the institution of such proceeding pursuant to a written notice thereof to Seller that, in Buyer’s reasonable determination, materially impairs (or would, when completed, materially impair) the use or value of the Hotel.

14.3. Subject to the provisions of this Section 14, the risk of loss of damage to the Hotel shall remain with Seller until the occurrence of the Closing.

Section 15. Miscellaneous Provisions.

15.1. Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

15.2. No Waiver. No failure by Buyer or Seller to insist upon strict performance by the other party of any of the provisions of this Agreement shall constitute or be deemed to be a waiver of any such provision, or constitute an amendment or waiver of any such provision by course of performance, and Buyer or Seller, notwithstanding any such failure to insist upon strict performance, shall have the right thereafter to insist upon the strict performance by the other party of any and all the provisions of this Agreement. Buyer or Seller may in its sole and absolute discretion waive only in writing any condition set forth in this Agreement, which is for such waiving party’s sole benefit, in which event the other party shall be obligated to close the purchase of the Hotel upon all of the remaining provisions of this Agreement.

15.3. Survival of Terms. Any representations, warranties, agreements and obligations of Buyer and Seller set forth in this Agreement that are expressly stated to survive the Closing or sooner termination of this Agreement shall continue thereafter to be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, for the respective period of time that is expressly provided in this Agreement for the survival of such representation, warranty, agreement and/or obligation and, if no such period of time is expressly provided, then for a period of one (1) year.

15.4. Brokerage.

(a) Seller is represented by Jones Lang LaSalle (“Seller’s Broker”) and Seller shall be solely responsible for all amounts owed Seller’s Broker related to this Agreement. Except for the foregoing, Seller represents and warrants that no brokers, finders or other similar parties are involved in the transaction described in this Agreement by or on behalf of Seller and that no brokerage commissions or finder’s fees are or will be due or payable as a result thereof or in any way connected therewith by any party claiming through or under or by reason of the conduct of Seller. Seller shall indemnify, defend, save and hold harmless Buyer from and against any and all claims, demands, actions, losses, damages, liabilities, fees, costs and expenses (including reasonable attorneys’ fees) which may result from any broker (including Seller’s Broker) or finder, whether licensed or otherwise, claiming through or under or by any reason of the conduct of Seller as a result of the transactions described in this Agreement or in any way connected therewith.

(b) Buyer represents and warrants that no brokers, finders or other similar parties are involved in the transaction described in this Agreement by or on behalf of Buyer, and that no brokerage commissions or finder’s fees are or will be due or payable as a result thereof or in any way connected therewith by any party claiming through or under or by reason of the conduct of Buyer. Buyer shall indemnify, defend, save and hold harmless Seller from and against any and all claims, demands, actions, losses, damages, liabilities, fees, costs and expenses (including reasonable attorneys’ fees) which may result from any broker (excluding Seller’s Broker) or finder, whether licensed or otherwise, claiming through or under or by any reason of the conduct of Buyer as a result of the transactions described in this Agreement or in any way connected therewith.

(c) The provisions of this Section 15.4 and the obligations of Seller and Buyer hereunder shall survive the Closing or the earlier termination of this Agreement.

15.5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia. Any legal action hereunder shall be filed in a state or federal court located in the City of Atlanta, Fulton County, Georgia only, and Seller and Buyer hereby unconditionally submit themselves to the jurisdiction of the state and federal courts located in the City of Atlanta, Fulton County, Georgia.

15.6. Interpretation of Agreement. The parties acknowledge that both parties have caused this Agreement to be reviewed and approved by legal counsel of their own choosing. No negotiations concerning or modifications made to prior drafts of this Agreement shall be construed in any manner to limit, reduce or impair the rights, remedies, duties and obligations of the parties under this Agreement or to restrict or expand the meaning of any of the provisions of this Agreement or to construe any of the provisions of this Agreement in either Buyer’s or Seller’s favor.

15.7. Sole Agreements; Amendment. This Agreement, the Conveyance Documents and any escrow agreements entered into among Buyer, Seller and Escrow Agent are the sole and only agreements between the parties and, with the exception of any such escrow agreements, any and all prior oral or written representations, correspondence, letters of intent, and agreements are merged into and superseded by this Agreement, the Conveyance Documents and any escrow agreements entered into among Buyer, Seller and Escrow Agent, and shall be of no force or effect. Any modifications of this Agreement must be in writing and signed by the parties hereto.

15.8. Partial Invalidity. If any provision hereof is held invalid or not enforceable to its fullest extent, such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby, provided that the benefits and obligations of the parties hereunder are not materially altered.

15.9. No Joint Venture. The execution and performance of this Agreement, Buyer’s and Seller’s review and approval rights described in this Agreement, the agreements of the parties in this Agreement and the exercise of any rights hereunder are not intended, and shall not be construed, to create a partnership, joint venture or co-tenancy between Seller and Buyer.

15.10. Assignment. Neither Buyer nor Seller shall directly assign all or any part of its right, title and interest under this Agreement, without first obtaining the other party’s prior written consent. Notwithstanding the foregoing to the contrary, Buyer may assign all or any part of its right, title and interest under this Agreement to any entity that (a) owns or controls, or is owned or controlled by or under common ownership or control with, Buyer and/or its direct and/or indirect owners and (b) would not violate the warranties and representations contained in Section 7.3 of this Agreement if such warranties and representations were made by such entity (“Buyer’s Assignee”), without the prior written consent of Seller, provided Buyer provides prior written notice of such assignment to Seller. Any assignment made in violation hereof or which does not comply with the provisions hereof is and shall be null and void.

15.11. WAIVER OF JURY TRIAL. SELLER AND BUYER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) BROUGHT BY ANY PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

15.12. Notices. All notices, requests, demands, or documents which are required or permitted to be given or served hereunder shall be in writing and (a) personally delivered, (b) sent by facsimile transmission (with received confirmation no later than 5:00 p.m. Eastern Time on the day sent), (c) sent by electronic mail (“E-mail”) (provided that explicit (and not automatically generated) acknowledgement of receipt is received by sender), (d) sent by overnight courier, or (e) sent by registered or certified mail, postage prepaid; and in all events, addressed as follows:

To Seller:	CSC Georgian Terrace Limited Partnership
c/o Fremont Realty Capital, L.P.
199 Fremont Street
San Francisco, CA 94105
Attn: Matthew J. Reidy
E-mail: mreidy@fremontgroup.com

with a copy to:	Fremont Realty Capital, L.P.
199 Fremont Street
San Francisco, CA 94105
Attention: General Counsel
E-mail: lmenachof@fremontgroup.com

with a copy to:	McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Phone: (404) 527-8510
Fax: (404) 527-4198
Attn: William F. Stevens
E-mail: wstevens@mckennalong.com

To Buyer:	Sotherly Hotels Inc.
410 West Francis Street
Williamsburg, Virginia 23185
Phone: (757) 229-5648
Fax: (757) 564-8801
Attn: Andrew M. Sims
E-mail: drewsims@sotherlyhotels.com

with a copy to:	Frost Brown Todd LLC
400 West Market Street
Suite 3200
Louisville, KY 40202-3363
Phone: (502) 568-0202
Fax: (502) 581-1087
Attn: Geoffrey M. White
E-mail: gwhite@fbtlaw.com

with a copy to:	Baker & McKenzie LLP
815 Connecticut Avenue, NW
Washington, DC 20006
Phone: (202) 452-7050
Fax: (202) 416-6955
Attn: Thomas J. Egan Jr.
E-mail: thomas.egan@bakermckenzie.com

To Escrow Agent:	Metropolitan Title Insurance Agency,
Inc., 1820 The Exchange, Suite 550,
Atlanta, Georgia 30339
Phone: (770) 933-0073
Fax: (770) 933-0233
Attn: Ray Zemanek
E-mail: rzemanek@metropolitantitle.biz

Such addresses, facsimile numbers and E-mail addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on (i) the date of actual delivery as shown by the addressee’s registry or certification receipt or (ii) the date of facsimile transmission by telecopier if such facsimile transmission is electronically confirmed by the sender to have been received by the addressee before 5:00 p.m. Eastern Time on a Business Day or if transmission is confirmed after 5:00 p.m. Eastern Time or on a day other than a Business Day, then on the next Business Day and provided that a copy of such notice is also delivered by overnight courier, (iii) the date of delivery if sent by E-mail (provided that explicit (and not automatically generated) acknowledgement of receipt is received by sender on such day), (iv) if sent by registered or certified mail, postage prepaid, at the expiration of the third (3rd) day after the date of mailing (whether or not actually received by the addressee) or (v) if sent by overnight courier, postage prepaid, the Business Day following the deposit of such notice with such overnight courier (whether or not actually received by the addressee), whichever is earliest in time.

15.13. Headings of Sections. The headings of sections and subsections herein are inserted only for convenience of reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

15.14. References to Calendar Days. Except as expressly provided herein to the contrary, all references to “days” in determining the time for performance shall mean calendar days.

15.15. Other Parties. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

15.16. No Other Agreements, Continued Marketing. So long as this Agreement is in effect, Seller shall not market or otherwise show the Hotel to any other prospective purchasers or accept, negotiate or discuss any offers for the Hotel (whether or not subordinate to this Agreement) from any other prospective purchasers.

15.17. Confidentiality. Buyer hereby agrees to maintain the confidentiality, other than to those of its affiliates, managers, members, partners, shareholders, directors, officers, employees, attorneys, advisors, agents, lenders, prospective lenders, prospective investors and consultants who need to know the information for purposes of effectuating the transaction contemplated herein, or as required by law, rule or regulation, of (a) all information that is exchanged that is not public information or was made available to Buyer on a confidential basis (b) the fact the parties have entered into this Agreement and the terms hereof, and (c) the results of the investigations, inspections and tests that are conducted at or with respect to the Hotel. Buyer acknowledges that this provision to maintain confidentiality is an essential inducement for Seller to enter into this Agreement. Notwithstanding the foregoing, it is acknowledged that Buyer is an affiliate of, a real estate investment trust (the “REIT”), and the REIT has and will seek to sell shares to the general public; consequently, Buyer shall have the absolute and unbridled right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by Buyer or Buyer’s attorneys to satisfy disclosure and reporting obligations of Buyer or its affiliates. The provisions of this Section 15.17 and the obligations of Buyer hereunder shall survive the termination of this Agreement, but shall not survive the Closing.

15.18. Interpretation; Joint and Several Liability. The term “Seller,” whenever used in this Agreement, will include Seller and its successors and permitted assigns. The term “Buyer” will include Buyer and Buyer’s successors and permitted assigns, and as the context requires, the plural. If there is more than one person who is “Buyer” under this Agreement, then each person will be jointly and severally liable for all of the obligations of Buyer under this Agreement.

15.19. Signatures of Parties to this Agreement; Counterparts. It is agreed that facsimile, whether scanned, “pdf’d,” E-mailed or sent telephonically (collectively “FAX”), copies of this Agreement and any related documents will be fully binding and effective for all purposes whether or not originally executed documents are transmitted to Seller, Buyer or Escrow Agent. FAX signatures on documents will be treated the same as original signatures. However, each party agrees that it will promptly forward originally executed documents to the other party, upon written request. The parties understand that they must manually sign and deliver original Conveyance Documents, and other documents prior to the Closing Date. It is further agreed that this Agreement and related documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be considered an original, and all of them put together will form one and the same document, binding upon all of the parties, even though all signatures are not on one counterpart of the document.

15.20. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto, and subject to any restrictions on assignment herein contained, their respective successors and assigns.

15.21. Knowledge. As used in this Agreement, the words “to Seller’s knowledge,” to “Seller’s actual knowledge” or words of similar import shall be deemed to mean and shall be limited to, the actual (as distinguished from implied, imputed, or constructive) knowledge of Seller based upon the actual knowledge of Keiri Custodio and Matthew J. Reidy, the representatives for Seller most responsible for the Hotel, without any duty on the part of such persons to conduct any independent investigation or make any inquiry of any person or entity, except for reasonable inquiry of Manager.

15.22. Submission Non-binding. This Agreement shall not be binding upon either party until executed by both Buyer and Seller. Submission of this Agreement by either party shall not bind either party to the provisions of this Agreement as submitted until this Agreement is fully executed.

15.23. Like-Kind Exchange. Buyer’s rights and obligations under this Agreement may be assigned by Buyer for purposes of securing a reverse “like-kind” exchange treatment of the Hotel to be conveyed to Buyer under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of this Section 15.23, Seller will cooperate with Buyer and take such actions as may be reasonably necessary to qualify the conveyance of the Hotel pursuant to this Agreement as a reverse “like-kind” exchange under the Code. All expenses relative to the “like-kind” exchange hereunder, including, without limitation, any fees due to a qualified intermediary or escrow agent, shall be paid by Buyer. Buyer’s rights under this Section 15.23, and Seller’s obligation to cooperate, are subject to such assignment and cooperation not (i) extending the Closing Date or (ii) increasing Seller’s liability, costs or expenses under this Agreement or the documents executed at Closing. No such assignment by Buyer shall release the original Buyer from its obligations under this Agreement.

15.24. Further Acts. Each party, at the request of the other, shall execute, acknowledge and/or have notarized (if appropriate) and deliver in a timely manner such additional documents, and do such other additional acts, also in a timely manner, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

[Balance of page intentionally blank;

signatures appear on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

CSC GEORGIAN TERRACE LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	CSC Georgian Terrace GP Corporation, a
Delaware corporation, its General Partner

By:	/s/ MATTHEW J. REIDY
Name:	MATTHEW J. REIDY
Title:	VICE PRESIDENT

[Signatures continue on following pages]

BUYER:

SOTHERLY HOTELS INC.,
a Maryland corporation, its general partner

By:	/s/ DAVID R. FOLSOM
Name:	DAVID R. FOLSOM
Title:	PRESIDENT

[Signatures continue on following pages]

JOINDER BY ESCROW AGENT

METROPOLITAN TITLE AGENCY, INC., referred to in this Agreement as “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of the      day of January, 2014, and accepts the obligations of Escrow Agent as set forth herein. Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the provisions of the Agreement.

ESCROW AGENT:

METROPOLITAN TITLE AGENCY, INC.

By:
Name:
Title:

JOINDER BY ESCROW AGENT

METROPOLITAN TITLE AGENCY, INC., referred to in this Agreement as “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of the 13th day of January, 2014, and accepts the obligations of Escrow Agent as set forth herein. Escrow Agent hereby agrees to hold and distribute the Ernest Money in accordance with the provisions of the Agreement.

ESCROW AGENT:

METROPOLITAN TITLE AGENCY, INC.

By:	/s/ Ray Zemanek
Name:	Ray Zemanek
Title:	As President

SCHEDULE OF EXHIBITS

Exhibit A-1:	Legal Description of Land

Exhibit A-2:	Definition of Property

Exhibit A-3:	Legal Description of Alleyway Parcel

Exhibit B:	Service Contracts

Exhibit C:	Litigation

Exhibit D:	Equipment Leases

Exhibit E:	Permits

Exhibit F:	Limited Warranty Deed

Exhibit G:	Bill of Sale

Exhibit H:	Assignment of Other Contracts and Agreements, Leases and Rents, Intangible Property, Software Programs, Bookings, Service Contracts and Other Property

EXHBIT A-1

Legal Description of Land

Tract 1-A (The Hotel Land)

All that tract or parcel of land lying and being in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, COMMENCE at the point of intersection of the northerly right of way line of Ponce de Leon Avenue (variable right of way) with the easterly right of way line of Peachtree Street , as such rights of way lines are extended to form an angle instead of a curve; THENCE, along said easterly right of way line of Peachtree Street North 4 degrees 39 minutes 34 seconds East a distance of 22.52 feet to a nail set, said nail being the TRUE POINT OF BEGINNING;

THENCE from THE TRUE POINT OF BEGINNING as thus established, continue along said easterly right of way line of Peachtree Street North 04 degrees 39 minutes 34 seconds East a distance of 252.91 feet to a nail found; THENCE leaving said easterly right of way of Peachtree Street South 89 degrees 38 minutes 18 seconds East a distance of 150.12 feet to a nail found; THENCE South 04 degrees 29 minutes 44 seconds West a distance of 11.48 feet to a point; THENCE South 85 degrees 23 minutes 10 seconds East a distance of 121.80 feet to a point; THENCE South 05 degrees 06 minutes 26 seconds West a distance of 172.25 feet to a nail set on the northerly right of way line of Ponce de Leon Avenue (variable right of way); THENCE along said northerly right of way line of Ponce de Leon the following courses and distances: South 87 degrees 13 minutes 14 seconds West a distance of 15.86 feet to a point; South 84 degrees 23 minutes 38 seconds West a distance of 34.49 feet to a point; South 80 degrees 29 minutes 41 seconds West a distance of 20.66 feet to a point; South 76 degrees 08 minutes 56 seconds West a distance of 33.03 feet to a point; South 71 degrees 59 minutes 39 seconds West a distance of 130.98 feet to a nail set; South 18 degrees 00 minutes 02 seconds East a distance of 8.00 feet to a nail set; South 71 degrees 59 minutes 58 seconds West a distance of 33.17 feet to a nail set; along a curve to the right with a radius of 15.00 feet and an arc length of 29.49 feet, said curve having a chord bearing of North 51 degrees 40 minutes 14 seconds West and a chord distance of 24.97 feet to a nail set, said nail being the TRUE POINT OF BEGINNING.

TOGETHER WITH:

TRACT 1-B (The Parking Garage Land)

All that tract or parcel of land lying and being in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, COMMENCE at the point of intersection of the northerly right of way line of Ponce de Leon Avenue (variable right of way) with the easterly right of way line of Peachtree Street , as such rights of way lines are extended to form an angle instead of a curve; THENCE, along said easterly right of way line of Peachtree Street North 4 degrees 39 minutes 34 seconds East a distance of 22.52 feet to a nail set; THENCE North 04 degrees 39 minutes 34 seconds East a distance of 252.91 feet to a nail found; THENCE leaving said easterly right of way of Peachtree Street South 89 degrees 38 minutes 18 seconds East a distance of 150.12 feet to a nail found, said nail being THE TRUE POINT OF BEGINNING;

Exhibit A-1 - Page 1

THENCE from THE TRUE POINT OF BEGINNING as thus established, North 04 degrees 45 minutes 42 seconds East a distance of 200.26 feet to a point on the southerly right of way line of Third Street (variable right of way); THENCE along said southerly right of way line of Third Street South 85 degrees 25 minutes 34 seconds East a distance of 129.10 feet to a nail set; THENCE leaving said southerly right of way line of Third Street South 04 degrees 27 minutes 16 seconds West a distance of 190.89 feet to a nail set; THENCE North 89 degrees 28 minutes 26 seconds West a distance of 8.17 feet to a nail set; THENCE South 05 degrees 06 minutes 26 seconds West a distance of 20.36 feet to a point; THENCE North 85 degrees 23 minutes 10 seconds West a distance of 121.80 feet to a point; THENCE North 04 degrees 29 minutes 44 seconds East a distance of 11.48 feet to a nail found, said nail being the TRUE POINT OF BEGINNING.

Said tract or parcel is shown as Tract 1-B on that certain ALTA/ACSM Land Title Survey for Fremont Realty Capital, L.P., CSC Georgian Terrace Limited Partnership, a Delaware limited partnership, and Commonwealth Land Title Insurance Company, dated March 13, 2013, and prepared by Wayne A. Powers, G.R.L.S. No. 2891 for the firm of Travis Pruitt & Associates, P.C.

TOGETHER WITH:

TRACT 1-C (Development Parcel A)

All that tract or parcel of land lying and being in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

BEGINNING at a building corner of a two story building located at the intersection of the southerly right of way line of Third Street (variable right of way) and the easterly right of way line of Peachtree Street; THENCE along said southerly right of way line of Third Street South 85 degrees 28 minutes 25 seconds East a distance of 140.00 feet to a point; THENCE leaving said southerly right of way line of Third Street South 04 degrees 46 minutes 19 seconds West a distance of 50.35 feet to a nail found; THENCE North 85 degrees 21 minutes 48 seconds West a distance of 140.00 feet to a point on the easterly right of way line of Peachtree Street; THENCE along said easterly right of way line of Peachtree Street North 04 degrees 46 minutes 18 seconds East a distance of 50.08 feet to a building corner, said building corner being the TRUE POINT OF BEGINNING.

Said tract or parcel is shown as Tract 1-C on that certain ALTA/ACSM Land Title Survey for Fremont Realty Capital, L.P., CSC Georgian Terrace Limited Partnership, a Delaware limited partnership, and Commonwealth Land Title Insurance Company, dated March 13, 2013, and prepared by Wayne A. Powers, G.R.L.S. No. 2891 for the firm of Travis Pruitt & Associates, P.C.

Exhibit A-1 - Page 2

TOGETHER WITH:

TRACT 1-D (Development Parcel B)

All that tract or parcel of land lying and being in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, COMMENCE at a building corner of a two story building located at the intersection of the southerly right of way line of Third Street (variable right of way) and the easterly right of way line of Peachtree Street; THENCE along said easterly right of way line of Peachtree Street South 04 degrees 46 minutes 18 seconds West a distance of 50.08 feet to a point, said point being the TRUE POINT OF BEGINNING.

THENCE from THE TRUE POINT OF BEGINNING as thus established, leaving said easterly right of way line of Peachtree Street South 85 degrees 21 minutes 48 seconds East a distance of 140.00 feet to a nail found; THENCE South 04 degrees 50 minutes 52 seconds West a distance of 45.13 feet to a nail found; THENCE North 87 degrees 23 minutes 23 seconds West a distance of 140.04 feet to a nail found on the easterly right of way line of Peachtree Street; THENCE along said easterly right of way line of Peachtree Street North 04 degrees 46 minutes 18 seconds East a distance of 50.08 feet to a point, said point being the TRUE POINT OF BEGINNING.

Said tract or parcel is shown as Tract 1-D on that certain ALTA/ACSM Land Title Survey for Fremont Realty Capital, L.P., CSC Georgian Terrace Limited Partnership, a Delaware limited partnership, and Commonwealth Land Title Insurance Company, dated March 13, 2013, and prepared by Wayne A. Powers, G.R.L.S. No. 2891 for the firm of Travis Pruitt & Associates, P.C.

TOGETHER WITH:

All of the development rights, and any other rights and interests, if any, transferred from CSC Georgian Terrace Limited Partnership to CSC Georgian Terrace Limited Partnership, pursuant to that certain Transfer of Development Rights, dated as of October 22, 2013, and recorded with the Clerk of Superior Court, Fulton County Georgia in Deed Book 53283, Page 625.

Exhibit A-1 - Page 3

EXHIBIT A-2

Definition of “Property”

Capitalized terms which are used but not otherwise defined in this Exhibit A-2 shall have the meanings ascribed thereto in this Agreement.

As used in this Agreement, the term “Property” shall mean all of Seller’s right, title and interest in and to the following:

(a) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements on or which constitute a part of the Land (the “Improvements”);

(b) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Seller in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(c) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements and substitutions thereof or therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor, and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Seller, or in which Seller has an interest, located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Seller, or in which Seller has an interest, located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”);

Exhibit A-2 – Page 1

(d) Leases and Rents. All leases (including, without limitation, the Sixt Agreement and the ATM Agreement), subleases, rental agreements, registration cards, if any, and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements entered into by or on behalf of Seller and all extensions, amendments and modifications thereto, but specifically excluding the Terminated Contracts (the “Leases”), and all right, title and interest of Seller, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, payments in connection with any termination, cancellation or surrender of any Lease, revenues, issues, registration fees, if any, and profits (including all oil and gas or other mineral royalties and bonuses) from the Land, the Improvements, all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from the operation of the Hotel on the Land and/or the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms, and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations arising or created out of the sale, lease, sublease, license, concession, or other grant of the right of the possession, use or occupancy of all or any portion of the Land and/or Improvements, or personalty located thereon, or rendering of services by Seller or any operator or manager of the Hotel or the commercial space located in the Improvements or acquired from others, including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees, and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land and/or the Improvements and all proceeds from the sale or other disposition of the Leases (the “Rents”);

(e) Agreements. All agreements, contracts, equipment leases (including, without limitation, the Equipment Leases), certificates, instruments, drafted papers, franchises, permits, licenses, plans, specifications and other documents entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction (including, without limitation, the Existing Construction Contract), management, upkeep, repair, maintenance, development, marketing (including, without limitation, the Preferred Hotel Group Agreement and agreements relating to the Hotel’s website), enjoyment or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Seller therein and thereunder, including, without limitation, the right to receive and collect any sums payable to Seller thereunder, and any and all rights of Seller granted to Seller pursuant to that certain Transfer of Development Rights, dated as of October 22, 2013, by CSC Georgian Terrace Limited Partnership, to CSC Georgian Terrace Limited Partnership, recorded in Deed Book 53283, Page 625, Fulton County, Georgia records, but specifically excluding the Terminated Contracts; and provided, however, that, in no event shall Seller be obligated or in any manner liable to maintain any websites, or computer servers related thereto, in connection with the Hotel from and after the Closing, all of which obligations and liabilities shall be assumed by Buyer at Closing;

Exhibit A-2 – Page 2

(f) Records and Plans. All (i) books and records maintained in connection with the ownership, development, construction, maintenance or operation of the Property, (ii) preliminary, final and “as-built” plans and specifications, blueprints and/or drawings respecting the Improvements, and (iii) surveys, structural reviews, architectural drawings, and engineering, environmental, soil, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Land (including those which include comments by any building or safety engineer, inspector or other person who regularly makes such inspections) which are within the possession of, under the control of, or reasonably available to, Seller (collectively, the “Records and Plans”);

(g) Intangibles. All of Seller’s interest, if any, in any and all intellectual property owned by Seller or licensed to Seller and used in connection with the Hotel or its operation, including, but not limited to, trade names, trademarks, servicemarks, logos, copyrights, derivations, slogans and other marks owned or used by or licensed to Seller and associated with the Hotel, goodwill, books and records, tenant or guest lists, advertising materials, website(s), internet marketing materials, social media sites, electronic data, telephone exchange numbers identified in such materials and all other general intangibles relating to or used in connection with the operation of the Property;

(h) Accounts. All reserves, escrows and deposit accounts maintained by or on behalf of Seller with respect to the Property;

(i) Accounts Receivables. All right, title and interest of Seller arising from the operation of the Land and the Improvements in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper (hereinafter referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of the Hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Seller’s rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the Mastercard, (iii) Seller’s rights in, to and under all purchase orders for goods, services or other property, (iv) Seller’s rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Seller under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Seller), and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

(j) Alleyway Parcel. All of Seller’s right, title and interest, if any, in and to the Alleyway Parcel.

Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall the “Property” include the following: cash, any fixtures, personal property or equipment owned by

Exhibit A-2 – Page 3

any party other than Seller, including, without limitation, those fixtures, personal property or equipment owned by Manager or any supplier or vendor, or any guests or customers of the Property, and any other items excluded from transfer to the Buyer pursuant to the terms of the Agreement.

Exhibit A-2 – Page 4

EXHIBIT A-3

Legal Description of Alleyway Parcel

TRACT 1-E

All that tract or parcel of land lying and being in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, COMMENCE at a building corner of a two story building located at the intersection of the southerly right of way line of Third Street (variable right of way) and the easterly right of way line of Peachtree Street; THENCE along said southerly right of way line of Third Street South 85 degrees 28 minutes 25 seconds East a distance of 140.00 feet to a point, said point being the TRUE POINT OF BEGINNING.

THENCE from THE TRUE POINT OF BEGINNING as thus established, and continue along the southerly right of way line of Third Street South 85 degrees 28 minutes 25 seconds East a distance of 9.99 feet to a point; THENCE leaving said southerly right of way line of Third Street South 04 degrees 45 minutes 42 seconds West a distance of 200.26 feet to a nail found; THENCE North 89 degrees 38 minutes 18 seconds West a distance of 5.10 feet to a point; THENCE North 04 degrees 45 minutes 04 seconds East a distance of 105.32 feet to a point; THENCE North 87 degrees 23 minutes 23 seconds West a distance of 4.96 feet to a nail found; THENCE North 04 degrees 50 minutes 52 seconds East a distance of 45.13 feet to a nail found; THENCE North 04 degrees 46 minutes 19 seconds East a distance of 50.35 feet to a point, said point being the TRUE POINT OF BEGINNING.

Exhibit A-3 - Page 1

EXHIBIT B

Service Contracts

[See attached]

EXHIBIT C

Litigation

None

EXHIBIT D

Equipment Leases

[See attached]

EXHIBIT E

Permits

•	State of Georgia Office of Insurance and Safety Fire – Renewal Invoice (Equipment Number: E 235355)

•	State of Georgia Office of Insurance and Safety Fire – Statement of Account

•	State of Georgia Office of Insurance and Safety Fire – Description of Fees

•	State of Georgia Office of Insurance and Safety Fire – Statement of Account

•	State of Georgia Office of Insurance and Safety Fire – Description of Fees

•	State of Georgia Office of Insurance and Safety Fire – Statement of Account

•	State of Georgia Office of Insurance and Safety Fire – Description of Fees

•	State of Georgia Office of Insurance and Safety Fire – Statement of Account

•	State of Georgia Office of Insurance and Safety Fire – Description of Fees

•	Fulton County Department of Health and Wellness – Extended Food Service Permit – Mims Café

•	Fulton County Department of Health and Wellness – Food Service Permits – Livingston Restaurant

•	Fulton County Department of Health and Wellness – Food Service Permits – Proof & Provision

•	Fulton County Department of Health and Wellness – Food Service Permits – The Georgian Terrace Hotel Main Kitchen

•	Fulton County Department of Health and Wellness – Tourist Accommodation Permit

•	State of Georgia – Certificate of Registration

•	City of Atlanta – Certificate of Occupancy

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235356

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235360

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235357

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235353

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235359

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235352

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235351

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235350

Exhibit E – Page 2

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235358

•	State of Georgia Office of Insurance and Safety Fire – Elevator Permit E 235354

•	Diversified Fire & Safety Suppression System Report

•	Diversified Fire & Safety Suppression System Report

•	Diversified Fire & Safety Suppression System Report

•	Atlanta Fire Rescue Department Permit – Processing Fee

•	Atlanta Fire Rescue Department Permit – Occupancy Inspection Fee

•	Atlanta Fire Rescue Department Permit – Place of Public Assembly – Livingston Restaurant & Bar

•	Atlanta Fire Rescue Department Permit – Place of Public Assembly – Case study room

•	Atlanta Fire Rescue Department Permit – Place of Public Assembly – Piedmont Ballroom

•	Atlanta Fire Rescue Department Permit – Place of Public Assembly – Historic Lobby

•	Atlanta Fire Rescue Department Permit – Place of Public Assembly – The Grand Terrace

•	Atlanta Fire Rescue Department Permit – Flammable Liquid – 300 gallon diesel storage tank

•	Atlanta Fire Rescue Department Permit – Processing Fee

•	Atlanta Fire Rescue Department Permit – Occupancy Inspection Fee

•	Atlanta Fire Rescue Department Permit – Place of Public Assembly – P&P

•	City of Atlanta – Food Service Wastewater Discharge Permit

Exhibit E – Page 2

EXHIBIT F

Limited Warranty Deed

Return recorded document to:

STATE OF GEORGIA

COUNTY OF FULTON

LIMITED WARRANTY DEED

THIS INDENTURE, made as of the     day of             , 20    , between CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as “Grantor”), whose address is 199 Fremont Street, San Francisco, CA 94105, and                     , a                     , as party of the second part whose address is                     (hereinafter referred to as “Grantee”); the words “Grantor” and “Grantee” include their respective heirs, successors, and assigns where the context requires or permits.

W I T N E S S E T H:

THAT, Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alien, convey and confirm unto Grantee those certain tracts or parcels of real property lying and being in Land Lot 49 of the 14th District, City of Atlanta, Fulton County, Georgia, being more particularly described on Exhibit “A” attached hereto and made a part hereof, together with all improvements thereon and appurtenances thereto.

This conveyance is made subject to those certain matters described on Exhibit “B” attached hereto and made a part hereof (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD said tract or parcel of real property, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in any manner appertaining, to the only proper use, benefit and behoof of Grantee, forever in FEE SIMPLE.

AND GRANTOR will warrant and forever defend the right and title to the above described property, subject to the Permitted Exceptions, unto Grantee against the claims of all persons claiming by, through or under Grantor, but not otherwise.

Exhibit F - Page 1

IN WITNESS WHEREOF, Grantor has signed and sealed this deed the day and year first above written.

GRANTOR:

CSC GEORGIAN TERRACE LIMITED
Unofficial Witness	PARTNERSHIP, a Delaware limited
Name:	partnership

	By:	CSC Georgian Terrace GP Corporation, a
Delaware corporation, its General Partner

SWORN TO AND SUBSCRIBED before me,		By:
the undersigned Notary Public, this day of , 20 .		Name:
Title:

Notary Public

My Commission Expires:

(Notary Seal)

Exhibit F - Page 2

EXHIBIT “A” TO LIMITED WARRANTY DEED

Land and Alleyway Parcel Description

Exhibit F - Page 3

EXHIBIT “B” TO LIMITED WARRANTY DEED

Permitted Exceptions

[TO BE TAKEN FROM THE FINAL TITLE COMMITMENT]

Exhibit F - Page 4

EXHIBIT G

BILL OF SALE

This “Bill of Sale” is entered into on the     day of             20    by CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), whose mailing address is 199 Fremont Street, San Francisco, CA 94105, in favor of                     (“Buyer”), whose mailing address is                     .

SALE OF PERSONAL PROPERTY:

In consideration of TEN and No/100 Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Sale of Personal Property. Seller hereby sells, transfers, assigns, conveys, grants, delivers and quitclaims to Buyer, all of Seller’s right, title, and interest in and to the “Personal Property” (as defined in Exhibit “A” to that certain Hotel Purchase and Sale Agreement, dated as of             , 20    , by and between Seller and Buyer (together with all amendments and modifications thereto, if any, the “Purchase and Sale Agreement”), which is incorporated herein by reference.

No Warranties. Other than those representations and warranties of Seller expressly set forth in Section 7.1, Section 7.3 and Section 15.4(a) of the Purchase and Sale Agreement, Seller makes no representations or warranties whatsoever, and the Personal Property is conveyed on an as-is-where-is-with-all-faults basis. Other than those representations and warranties of Seller expressly set forth in Section 7.1, Section 7.3 and Section 15.4(a) of the Purchase and Sale Agreement, Seller hereby disclaims making any, and Buyer, by its acceptance of the Personal Property, acknowledges and agrees that it is not relying upon, and that this conveyance is made without, any representations or warranties concerning the physical or economic condition of the Personal Property or its fitness for any particular purpose, or any other matter with respect to the Personal Property. Buyer acknowledges and agrees that Seller expressly disclaims and negates, as to all of the Personal Property transferred hereby: (a) any implied or express warranty of merchantability and (b) any implied or express warranty of fitness for a particular purpose.

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signature appears on following page]

Exhibit G - Page 1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.

SELLER:

CSC GEORGIAN TERRACE LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	CSC Georgian Terrace GP Corporation, a
Delaware corporation, its General Partner

By:
Name:
Title:

Exhibit G - Page 2

EXHIBIT H

Assignment of Other Contracts and Agreements, Leases and Rents, Intangible Property,

Software Programs, Bookings, Service Contracts and Other Property

ASSIGNMENT OF OTHER CONTRACTS AND AGREEMENTS, LEASES AND RENTS,

INTANGIBLE PROPERTY, SOFTWARE PROGRAMS, BOOKINGS, SERVICE

CONTRACTS AND OTHER PROPERTY

THIS ASSIGNMENT OF OTHER CONTRACTS AND AGREEMENTS, LEASES AND RENTS, INTANGIBLE PROPERTY, SOFTWARE PROGRAMS, BOOKINGS, SERVICE CONTRACTS AND OTHER PROPERTY (“Assignment”) is entered into on the     day of             20    (the “Effective Date”) by and CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), whose mailing address is 199 Fremont Street, San Francisco, CA 94105, and                     , whose mailing address is                     (“Assignee”).

AGREEMENT:

In consideration of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in Exhibit A-1 of that certain Hotel Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of             , 20    , by and between Assignor and                     , which Purchase and Sale Agreement is incorporated herein and made a part hereof by reference.

Assignment. Assignor hereby quitclaims, remises and releases to Assignee, all of Assignor’s right, title, and interest in and to: (a) all contracts and other agreements pertaining to the use, occupation, management, maintenance or operation of the Land and/or the hotel located on the Land which is commonly and presently known as The Georgian Terrace Hotel, including, without limitation, the Preferred Hotel Group Agreement and the Existing Construction Contract, together with all other buildings and improvements located on the Land and all fixtures therein (collectively, the “Hotel”), but specifically excluding the Terminated Contracts (as defined in the Purchase and Sale Agreement); (b) the leases, subleases, rental agreements and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Hotel, including, without limitation, the Sixt Agreement and the ATM Agreement, but specifically excluding the Terminated Contracts; (c) the leases for equipment pertaining to the use, occupation, management or operation of the Land and/or the Hotel, including, without limitation, the Equipment Leases, but specifically excluding the Terminated Contracts; (d) the trade names, trademarks, and other general intangibles relating to or used in connection with the use, occupation, management or operation of the Property; (e) the licenses to use certain computer software programs in connection with the use, occupation, management or operation of the Land and/or the Hotel, but specifically excluding any licenses granted to Assignor pursuant to the Terminated Contracts; and (f) the reservations or contracts for the use of guest rooms, banquet facilities, meeting rooms and/or

Exhibit H - Page 1

conference facilities in the Hotel after the Cut-Off Time (as defined in the Purchase and Sale Agreement); and (g) any and all other assets, rights, claims, causes of action, or interests constituting Property; including such rights and titles being more fully described in Exhibit A-1 of the Purchase and Sale Agreement, which is incorporated herein by reference, but, in each case, specifically excluding the Terminated Contracts and any rights and interests of Assignor thereunder; TO HAVE AND TO HOLD the same, together with all rents, issues and profits thereof and all tenements, buildings, easements, appurtenants, rights, easements, privileges, encumbrances, exceptions and reservations thereunto belonging or appertaining or held or enjoyed therewith.

Further Assurances. Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments, consents, acknowledgements, documents or other instruments as Assignee may reasonably require, and to take any other action deemed reasonably necessary or desirable by Assignee in furtherance of this Assignment or to carry out the intent hereof.

No Warranties. Other than those representations and warranties expressly set forth in Section 7.1, Section 7.3 and
Section 15.4(a) of the Purchase and Sale Agreement, Assignor makes no representations or warranties whatsoever, and Assignor hereby disclaims making any, and Assignee, by its acceptance of the property subject to this Assignment, acknowledges and agrees that it is not relying upon, and that this conveyance is made without any representations or warranties concerning the physical or economic condition of the Property or its fitness for any particular purpose, or any other matter with respect to the Property. Assignee acknowledges and agrees that Assignor expressly disclaims and negates, as to all of the property transferred hereby: (a) any implied or express warranty of merchantability and (b) any implied or express warranty of fitness for a particular purpose.

Amendments. This Assignment may not be amended, changed or modified in any manner orally, and may only be changed by an agreement in writing signed by both Assignor and Assignee.

Captions. The captions set forth in this Assignment are used solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions.

Governing Law. This Assignment shall be governed by the laws of the State of Georgia without regard to Georgia conflict of laws principles.

Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

Counterparts. This Assignment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. Duplicate, unexecuted counterpart pages may be discarded and the remaining pages assembled as one document.

Use of Terms. The terms “Assignor” and “Assignee” as and when used herein, or any pronouns used in place thereof, shall mean and shall include the masculine, feminine or neuter, the singular or plural, and individuals, corporations, partnerships or limited liability companies, and each of their respective successors, successors in trusts, heirs, personal representatives and assigns, according to the context thereof.

Exhibit H - Page 2

IN WITNESS WHEREOF, Assignor and Assignee have executed these presents as of the date first above written.

ASSIGNOR:

CSC GEORGIAN TERRACE LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	CSC Georgian Terrace GP Corporation, a Delaware corporation, its General Partner

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

LOULibrary 0110570.0612501 1580180v11

Exhibit H - Page 3

FIRST AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT (“Amendment”) is dated as of February 11 2014, and entered into by and between CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o Fremont Realty Capital, L.P., 199 Fremont Street, San Francisco, CA 94105 (“Seller”), and SOTHERLY HOTELS INC., a Maryland corporation, having an address at 410 West Francis Street, Williamsburg, VA 23185 (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Hotel Purchase and Sale Agreement, dated as of January 13,2014 (the “Purchase Agreement”).

WHEREAS, Buyer has requested an extension of the time period within which to respond to the Title Objection Response under Section 6.1 of the Purchase Agreement, and Seller has so agreed.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the fourth sentence of Section 6.1 of the Purchase Agreement is hereby amended to read as follows:

“If Seller is unable to or elects not to satisfy Buyer’s objections, then Buyer may terminate this Agreement as provided in Section 5.1 above, by providing written notice of such termination on or before the expiration of the Due Diligence Period.”

1.	Miscellaneous.

(a) Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

(b) Partial Invalidity. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

(c) No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

First Amendment to Georgian Terrace PSA
1

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) Entire Agreement; No Other Modification. This Amendment is the final expression of, and contains the entire agreement among, the parties hereto with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by each party hereto. Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement, together with any and all exhibits thereto, shall remain unmodified and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.

(f) Captions/Headings. The section headings appearing in this Amendment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

(g) Counterparts. This Amendment may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. A signature scanned and sent by facsimile and/or e-mail shall be binding as an original signature.

[Balance of page intentionally blank;

signatures appear on following page]

First Amendment to Georgian Terrace PSA

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the dale first set forth above.

SELLER

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CSC Georgian Terrace GP Corporation, a
Delaware corporation, its General Partner

By:	/s/ CLAUDE J. ZINNGRABE, JR.
Name:	CLAUDE J. ZINNGRABE, JR.
Its:	PRESIDENT

BUYER

SOTHERLY HOTELS INC., a Maryland corporation, its general partner

By:
Name:
Its:

First Amendment to Georgian Terrace PSA

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership

By: CSC Georgian Terrace GP Corporation, a
Delaware corporation, its General Partner

By:
Name:
Its:

BUYER

SOTHERLY HOTELS INC., a Maryland corporation, its general partner

By:	/s/ DAVID R. FOLSOM
Name:	DAVID R. FOLSOM
Its:	PRESIDENT

First Amendment to Georgian Terrace PSA

SECOND AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT (“Amendment”) is dated as of February 21, 2014, and entered into by and between CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o Fremont Realty Capital, L.P., 199 Fremont Street, San Francisco, CA 94105 (“Seller”), and SOTHERLY HOTELS INC., a Maryland corporation, having an address at 410 West Francis Street, Williamsburg, VA 23185 (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Hotel Purchase and Sale Agreement, dated as of January 13, 2014, as amended by that certain First Amendment to Hotel Purchase and Sale Agreement, dated February 11, 2014 (collectively, the “Purchase Agreement”).

WHEREAS, Buyer’s Due Diligence Period expires as of the date hereof, and Buyer has accepted the results of Buyer’s Due Diligence and elected to move forward with the purchase of the Property subject to the remaining terms and conditions of the Purchase Agreement, as modified pursuant to this Amendment.

WHEREAS, Seller and Buyer desire to modify the Purchase Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Acknowledgment of Waiver of Buyer’s Due Diligence. Buyer hereby acknowledges that Buyer’s Due Diligence Period expires as of the date hereof, and, except as specifically set forth in the following two paragraphs of this Section 1, Buyer hereby waives Buyer’s Due Diligence, the Purchase Agreement shall remain in full force and effect in accordance with its terms and conditions (as amended by this Amendment), and the Earnest Money shall become nonrefundable to Buyer and the sole property of Seller.

Seller hereby agrees to use commercially reasonable efforts (but which efforts shall not require Seller to pay money or to bring suit against any party) to deliver, or cause to be delivered, to Buyer, on or before February 28, 2014 (the “Estoppel Delivery Date”), (i) an Estoppel Certificate (the “Reciprocal Easement Estoppel”) in connection with that certain Reciprocal Easement Agreement, dated as of August 22, 1990, originally by and between Diversified Peachtree, Ltd. (“Diversified”) and Georgian Terrace L.P., and recorded in the Fulton County, Georgia records (the “Records”) in Deed Book 13655, Page 183, and (ii) an Estoppel Certificate (the “Joint Declaration Estoppel”; and, together with the Reciprocal Easement Estoppel, the “Estoppels”) in connection with that certain Joint Declaration of Easements and Covenants, dated as of March 26, 2007,

Second Amendment to Georgian Terrace Purchase and Sale Agreement
1

originally by and between Diversified and Seller, and recorded in the Records in Deed Book 44867, Page 221 and re-recorded in the Records in Deed Book 45022, Page 509, which shall be, in form and substance, (a) (1) with respect to the Reciprocal Easement Estoppel, substantially in the form of Exhibit A attached hereto and incorporated herein by reference, and (2) with respect to the Joint Declaration Estoppel, substantially in the form of Exhibit B attached hereto and incorporated herein by reference, or (b) with respect to one or both of the Estoppels, in other reasonably acceptable form. In the event Seller fails to timely deliver, or cause to be delivered, the Estoppels in accordance with the immediately preceding sentence, then Seller shall not be in default hereunder or under the Purchase Agreement (as amended hereby), but Buyer, as its sole remedy, may terminate the Purchase Agreement by delivering written notice (the “Estoppel Termination Notice”) to Seller and Escrow Agent on or prior to 5:00 P.M. Eastern Standard Time on March 3, 2014 (the “Estoppel Termination Deadline”), in which event Escrow Agent shall disburse the entire Earnest Money to Buyer, and, upon such disbursement, the Purchase Agreement shall automatically terminate, and shall be deemed null and void and of no further force or effect, and neither party shall have any rights or obligations against or to the other except those which expressly survive such termination. If Buyer fails to deliver the Estoppel Termination Notice to Seller and Escrow Agent on or prior to the Estoppel Termination Deadline, Buyer shall be deemed to have accepted the Estoppels or waived the requirement for Seller to deliver, or cause to be delivered, the Estoppels, this Agreement shall remain in full force and effect in accordance with its terms and conditions, and, except as expressly provided in the following paragraph of this Section 1, the Earnest Money shall become nonrefundable to Buyer and the sole property of Seller. It is understood and agreed that TIME SHALL BE OF THE ESSENCE with respect to the giving of the Estoppel Termination Notice.

Buyer is in the process of evaluating Buyer’s ability to obtain, as of the Closing, any and all necessary liquor licenses for the Hotel in order to allow for Buyer to continue to operate any and all facilities at the Property that serve alcohol and related beverages following the Closing (such evaluation being, the “Liquor License Evaluation”). In the event Buyer is not satisfied with the results of the Liquor License Evaluation, then Seller shall not be in default hereunder or under the Purchase Agreement (as amended hereby), but Buyer, as its sole remedy, may terminate the Purchase Agreement by delivering written notice (the “LL Evaluation Termination Notice”) to Seller and Escrow Agent on or prior to 5:00 P.M. Eastern Standard Time on February 28, 2014 (the “LL Evaluation Termination Deadline”), in which event Escrow Agent shall disburse the entire Earnest Money to Buyer, and, upon such disbursement, the Purchase Agreement shall automatically terminate, and shall be deemed null and void and of no further force or effect, and neither party shall have any rights or obligations against or to the other except those which expressly survive such termination. If Buyer fails to deliver the LL Evaluation_Termination Notice to Seller and Escrow Agent on or prior to the LL Evaluation_Tennination Deadline, Buyer shall be deemed to have accepted the results of the Liquor License Evaluation, this Agreement shall remain in full force and effect in accordance with its terms and conditions, and, except as expressly provided in the immediately preceding paragraph of this Section 1, the Earnest Money shall become nonrefundable to Buyer and the sole property of Seller. It is understood and agreed that TIME SHALL BE OF THE ESSENCE with respect to the giving of the LL Evaluation Termination Notice.

Second Amendment to Georgian Terrace Purchase and Sale Agreement
2

2. Existing Construction Contract. Section 9.1(q) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(q) Existing Construction Contract. Buyer agrees to assume the Existing Construction Contract at closing. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, Buyer shall receive a credit at Closing in the amount of ONE HUNDRED TWENTY-FOUR THOUSAND SIX HUNDRED FIFTY-SIX AND 50/100 DOLLARS ($124,656.50) for the purpose of paying any amounts that are or will be due and payable under the Existing Construction Contract on or after the Closing with respect to both work actually performed thereunder prior to the Closing and for any future work to be performed after the Closing pursuant to the Existing Construction Contract. In addition, notwithstanding the fact that the Existing Construction Contract is a lump sum contract, in the event additional sums (“Additional Sums”) are incurred by Buyer under the Existing Construction Contract in order to perform the remaining work to be performed under the Existing Construction Contract without alteration or modification thereto, without undue delay in commencing performance of the work, and without incurring any overtime or requiring any accelerated work schedule or any other change to the performance of the Existing Construction Contract in its ordinary course, Seller agrees to pay to Buyer the Additional Sums promptly following Buyer’s submission to Seller of a request for payment of such Additional Sums, which request shall be made, if at all, on or prior to the date which is one hundred eighty (180) days following the Closing, and which request shall include written evidence of the Additional Sums and a detailed accounting of the reasons therefor. For further clarification, “Additional Sums” shall not include costs incurred: (i) following the date which is one hundred eighty (180) days following the Closing; (ii) pursuant to change orders or amendments or modifications to the Existing Construction Contract; (iii) as a result of work that is beyond the scope of work currently contemplated in the Existing Construction Contract, or requiring materials or finishes that are not currently contemplated in the Existing Construction Contract; or (iv) as a result of expedited work schedules (e.g., evening or weekend work) resulting in higher labor costs than that currently contemplated under the Existing Construction Contract, it being understood and agreed that it is currently estimated that the outstanding work under the Existing Construction Contract will take approximately twelve (12) weeks to complete if the work is conducted during normal business hours. Any Additional Sums hereunder owed by Seller to Buyer pursuant to this Section 9.1(q) shall not be subject to the “Loss Basket” requirement set forth in Section 13.3 of this Agreement.”

3. Re-Proration of Taxes and Assessments. Buyer and Seller hereby acknowledge and agree that Section 9.2(a) of the Purchase Agreement will not apply to Section 9.1(a) of the Purchase Agreement and that any amounts owed by Seller to Buyer pursuant to such Section 9.1(a) shall not be subject to the “Loss Basket” requirement set forth in Section 13.3 of the Purchase Agreement.

Second Amendment to Georgian Terrace Purchase and Sale Agreement
3

4. Miscellaneous.

(a) Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

(b) Partial Invalidity. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

(c) No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) Entire Agreement; No Other Modification. This Amendment is the final expression of, and contains the entire agreement among, the parties hereto with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by each party hereto. Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement, together with any and all exhibits thereto, shall remain unmodified and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.

(f) Captions/Headings. The section headings appearing in this Amendment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

(g) Counterparts. This Amendment may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. A signature scanned and sent by facsimile and/or e-mail shall be binding as an original signature.

[Signature Page Follows]

Second Amendment to Georgian Terrace Purchase and Sale Agreement
4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership

BUYER

SOTHERLY HOTELS INC., a Maryland corporation, its general partner

By:
Name:
Its:

Second Amendment to Georgian Terrace Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership

By: CSC Georgian Terrace GP Corporation, a Delaware corporation, its General Partner

By:
Name:
Its:

BUYER

SOTHERLY HOTELS INC.,
a Maryland corporation, its general partner

By:	/s/ DAVID R. FOLSOM
Name:	DAVID R. FOLSOM
Its:	PRESIDENT

Second Amendment to Georgian Terrace Purchase and Sale Agreement

Exhibit A

Form of Reciprocal Easement Estoppel

(See attached)

Second Amendment to Georgian Terrace Purchase and Sale Agreement

ESTOPPEL CERTIFICATE

February     , 2014

CSC Georgian Terrace Limited Partnership

c/o Fremont Realty Capital, L.P.

199 Fremont Street

San Francisco, CA 94105

Attn: Matthew J. Reidy

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

Attn: Andrew M. Sims

Bank of the Ozarks

8201 Preston Road

Suite 700

Dallas, Texas 75225

Attn: Dan Thomas

Re:	Reciprocal Easement Agreement, dated as of August 22, 1990, originally by and between Diversified Peachtree, Ltd. (“Diversified”) and Georgian Terrace L.P. (“GT”), and recorded in the Fulton County, Georgia records in Deed Book 13655, Page 183 (the “Easement Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Easement Agreement

Ladies and Gentlemen:

The undersigned, the successor in interest to Diversified under the Easement Agreement, understands that CSC Georgian Terrace Limited Partnership (“CSC”), the successor in interest to GT under the Easement Agreement, intends to convey to Sotherly Hotels Inc., or its successor or assignee (collectively, “Purchaser”), among other things, certain real and personal property commonly known as the Georgian Terrace Hotel (the “Property”), which is encumbered by the Easement Agreement.

In connection with such conveyance, and pursuant to Section 6.11 of the Easement Agreement, the undersigned hereby certifies to CSC, Purchaser and their respective successors and assigns, as follows:

1. To the undersigned’s knowledge, the Easement Agreement is presently in full force and effect and, to the undersigned’s knowledge, except as set forth in Exhibit A attached hereto, has not been amended, modified or supplemented.

2. To the undersigned’s knowledge, there is neither any default or violation, nor any event which, with the passage of time or the giving of notice, or both, would constitute a default or a violation under the Easement Agreement by either of the parties thereto or the Property.

3. From and after the date hereof, the address for notices and communications to be sent to the undersigned under the Easement Agreement is as follows:

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

Attn: Andrew M. Sims

Email: DrewSims@sotherlyhotels.com

This certificate is given with the understanding that CSC, Purchaser, Purchaser’s lender, if any, any of their respective successors and assigns and any title company insuring title to the Property may rely hereon.

Very truly yours,

Pennbridge 683 Peachtree S, LLC

By:
Name:
Title:

Pennbridge 683 Peachtree 22, LLC

By:
Name:
Title:

EXHIBIT A

Amendment to Reciprocal Easement Agreement and Subordination of Security Interest, recorded in the Fulton County, Georgia records in Deed Book 31391, Page 555.

Exhibit B

Form of Joint Declaration Estoppel

(See attached)

Second Amendment to Georgian Terrace Purchase and Sale Agreement

ESTOPPEL CERTIFICATE

February     , 2014

CSC Georgian Terrace Limited Partnership

c/o Fremont Realty Capital, L.P.

199 Fremont Street

San Francisco, CA 94105

Attn: Matthew J. Reidy

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

Attn: Andrew M. Sims

Bank of the Ozarks

8201 Preston Road

Suite 700

Dallas, Texas 75225

Attn: Dan Thomas

Re:	Joint Declaration of Easements and Covenants, dated as of March 26, 2007, originally by and between Diversified Peachtree, Ltd. (“Diversified”) and CSC Georgian Terrace Limited Partnership (“CSC”), and recorded in the Fulton County, Georgia records in Deed Book 44867, Page 221 and re-recorded in the Fulton County, Georgia records in Deed Book 45022, Page 509 (the “Joint Declaration”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Joint Declaration

Ladies and Gentlemen:

The undersigned, the successor in interest to Diversified under the Joint Declaration, understands that CSC intends to convey to Sotherly Hotels Inc., or its successor or assignee (collectively, “Purchaser”), among other things, the Ceebraid Property, which is encumbered by the Joint Declaration.

In connection with such conveyance, and pursuant to Section 5.15 of the Joint Declaration, the undersigned hereby certifies to and agrees with CSC, Purchaser and their respective successors and assigns, as follows:

1. To the undersigned’s knowledge, the Joint Declaration is presently in full force and effect and has not been amended, modified or supplemented.

2. To the undersigned’s knowledge, there is neither any default or violation, nor any event which, with the passage of time or the giving of notice, or both, would constitute a default or a violation under the Joint Declaration by either of the parties thereto or the property encumbered thereby.

3. From and after the date hereof, the address for notices and communications to be sent to the undersigned under the Joint Declaration is as follows:

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

Attn: Andrew M. Sims

Email: DrewSims@sotherlyhotels.com

This certificate is given with the understanding that CSC, Purchaser, Purchaser’s lender, if any, any of their respective successors and assigns and any title company insuring title to the Property may rely hereon.

Very truly yours,

Pennbridge 683 Peachtree S, LLC

By:
Name:
Title:

Pennbridge 683 Peachtree 22, LLC

By:
Name:
Title:

THIRD AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT (“Amendment”) is dated as of March 26, 2014, and entered into by and between CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o Fremont Realty Capital, L.P., 199 Fremont Street, San Francisco, CA 94105 (“Seller”), and SOTHERLY HOTELS INC., a Maryland corporation, having an address at 410 West Francis Street, Williamsburg, VA 23185 (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Hotel Purchase and Sale Agreement, dated as of January 13, 2014, as amended by that certain First Amendment to Hotel Purchase and Sale Agreement, dated as of February 11, 2014, and as further amended by that certain Second Amendment to Hotel Purchase and Sale Agreement, dated as of February 21, 2014 (as modified and amended, the “Purchase Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Purchase Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Payment of Accrued Pay. Notwithstanding anything in the Purchase Agreement to the contrary, including, without limitation, Section 9.1(p) thereof, Buyer and Seller agree that all of the employees providing services to the Hotel (“Hotel Employees”) shall be terminated by Manager as of the Closing Date and that Seller shall pay or cause Manager to pay all Accrued Pay and Compensation as of the Cut-Off Time with respect to all such terminated Hotel Employees, which payment shall be made within the time period provided by law, or, with respect to employment taxes, when such payment is due. Any and all obligations with respect to any Hotel Employees which accrue before the Closing will be the sole obligation of Seller. It is further understood and agreed that Buyer or Buyer’s manager will hire substantially all of the Hotel Employees as of the Closing, and that any and all obligations with respect to all such hired Hotel Employees which accrue on and after the Closing will be the sole obligation of Buyer.

2. Miscellaneous.

(a) Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1

(b) Partial Invalidity. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

(c) No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) Entire Agreement; No Other Modification. This Amendment is the final expression of, and contains the entire agreement among, the parties hereto with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by each party hereto. Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement, together with any and all exhibits thereto, shall remain unmodified and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.

(f) Captions/Headings. The section headings appearing in this Amendment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

(g) Counterparts. This Amendment may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. A signature scanned and sent by facsimile and/or e-mail shall be binding as an original signature.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP,
a Delaware limited partnership

By: CSC Georgian Terrace GP Corporation, a Delaware corporation, its General Partner

By:	/s/ CLAUDE J. ZINNGRABE, JR.
Name:	CLAUDE J. ZINNGRABE, JR.
Its:	President and CEO

BUYER

SOTHERLY HOTELS INC., a Maryland corporation, its general partner

By:
Name:
Its:

Third Amendment to Georgian Terrace Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP, a Delaware limited partnership

By: CSC Georgian Terrace GP Corporation, a Delaware corporation, its General Partner

By:
Name:
Its:

BUYER

SOTHERLY HOTELS INC., a Maryland corporation, its general partner

By:	/s/ DAVID R. FOLSOM
Name:	DAVID R. FOLSOM
Its:	PRESIDENT

Third Amendment to Georgian Terrace Purchase and Sale Agreement